Exhibit 10.19

LICENSE AGREEMENT

BY AND BETWEEN

DYAX CORP.

AND

FOVEA PHARMACEUTICALS SA

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made and effective as of August 21, 2008 (the “Effective Date”) by and between Dyax Corp., a Delaware corporation, with offices at 300 Technology Square, Cambridge, Massachusetts 02139, U.S.A. (“Dyax”) and Fovea Pharmaceuticals SA, a French corporation, with offices at 12 rue Jean-Antoine de Baif, 75013 Paris, France (“Fovea”).

INTRODUCTION

1.             Dyax owns or controls certain patents, know-how and other rights related to its proprietary novel kallikrein inhibitor known as DX-88 (ecallantide);

2.             Fovea has considerable knowledge and experience in developing and commercializing ophthalmic pharmaceutical products in the countries of the European Union;

3.             Dyax (as successor in interest to Dyax-Genzyme LLC) and Fovea entered into a Research and Option Agreement effective May 26, 2006 (the “Research and Option Agreement”), pursuant to which (a) Fovea conducted a non-clinical study of DX-88 for the treatment of macular edema associated with retinal vein occlusion and (b) Dyax granted Fovea an option to obtain a license to develop and commercialize DX-88 in ophthalmic indications in the European Union, which option was exercised by Fovea on April 2, 2007;

4.             Dyax believes that a license and collaboration arrangement with Fovea regarding the DX-88 in the ophthalmic field on the terms of this Agreement would be desirable;

5.             Fovea believes that Fovea’s participation in this arrangement with Dyax would be of economic benefit to Dyax and Fovea; and

6.             On and subject to the terms and conditions set forth herein, Dyax and Fovea therefore desire to provide for the development, manufacture and commercialization of DX-88 formulated for use in the ophthalmic field as described herein.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, Dyax and Fovea hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

Section 1.1             “Affiliate”.  Affiliate shall mean with respect to any Party, any Person controlling, controlled by or under common control with such Party.  For purposes of this Section 1.1, “control” shall mean (a) in the case of a Person that is a corporate entity, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors of such Person and (b) in the case of a Person that is an entity, but is not a corporate entity, the possession,

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

Section 1.2             “API Bulk Drug Substance”.  API Bulk Drug Substance shall mean the Compound in bulk form manufactured for use as an active pharmaceutical ingredient in the Product; provided [*****].

Section 1.3             “Blocking Third Party Patent Rights”.  Blocking Third Party Patent Rights shall mean, with respect to any country in the Territory, on a country-by-country basis, Patent Rights in such country owned or controlled by a Third Party that Cover the Product; provided, however, that any Patent Rights owned or controlled by [*****], shall not be deemed Blocking Third Party Patent Rights.   [*****]

Section 1.4             “Clinical Study”.  Clinical Study shall mean a Phase I Clinical Study, Phase II Clinical Study, Phase III Clinical Study, Post-Approval Study or other clinical study or trial of the Product in humans, as applicable.

Section 1.5             “Commercialization” or “Commercialize”.  Commercialization or Commercialize shall mean activities directed to obtaining pricing and reimbursement approvals, marketing, promoting, distributing, importing, exporting or selling a product.  Commercialization shall not include any activities related to Manufacturing.

Section 1.6             “Competing Product”.  Competing Product shall mean any prescription pharmaceutical product, other than the Product, that [*****].

Section 1.7             “Compound”.  Compound shall mean the novel kallikrein inhibitor known as DX-88 (ecallantide), with the amino acid sequence described in Exhibit A.

Section 1.8             “Control” or “Controlled”.  Control or Controlled shall mean, with respect to any intellectual property right or other intangible property, the possession (whether by license from a Third Party or ownership, or by control over an Affiliate having possession by license from a Third Party or ownership) by a Party of the ability to grant to the other Party access, ownership and/or a license or sublicense as provided herein without violating the terms of any agreement with any Third Party.  For purposes of clarification, a Party shall not be deemed or treated as Controlling or being in Control of any intellectual property right or other intangible property that any other Person owns or Controls solely because such other Person becomes an Affiliate of such Party at any time after the Effective Date pursuant to a transaction in which such other Person acquires, or becomes a controlling stockholder of, such Party.

Section 1.9             “Cover”, “Covering” or “Covered”.  Cover, Covering or Covered shall mean, with respect to the Product or with respect to technology, that, in the absence of a license granted under a Valid Claim, the making, use, offering for sale, sale, or importation of the Product or the practice of such technology would infringe such Valid Claim.

Section 1.10           “Development” or “Develop”.  Development or Develop shall mean non-clinical and clinical research and drug development activities, including without limitation toxicology, test

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Studies, regulatory affairs, and product approval and clinical study regulatory activities (excluding regulatory activities directed to obtaining pricing and reimbursement approvals). Development shall not include any activities related to Manufacturing.

Section 1.11           “Development Costs”.  Development Costs shall mean all internal and external costs incurred after the Effective Date in performing the Core Development Plan or the Supplemental Development Plan, as the case may be, in accordance with this Agreement.

Section 1.12           “Diligent Efforts”.  Diligent Efforts shall mean, with respect to the Product, the carrying out of obligations in a commercially reasonable, diligent and sustained manner using efforts not less than the efforts a Party devotes to a product of similar market potential, profit potential or strategic value, at a similar stage of its product life and based on conditions then prevailing, but excluding consideration of any obligation to the other Party under this Agreement.

Section 1.13           “Distributor”.  Distributor shall mean, with respect to a Party, a Third Party distributor of such Party with respect to the Product that is not a Related Party of such Party.

Section 1.14           “Dyax Intellectual Property”.  Dyax Intellectual Property shall mean Dyax Know-How and Dyax Patent Rights, collectively.

Section 1.15           “Dyax Know-How”.  Dyax Know-How shall mean any Know-How that (a) [*****] is Controlled by Dyax on the Effective Date [*****] and (b) is [*****] for the Development, Manufacture and/or Commercialization of the Product in the Field as contemplated by this Agreement.

Section 1.16           “Dyax Patent Rights”.  Dyax Patent Rights shall mean Patent Rights, including Dyax’s rights in Joint Patent Rights, that (a) Cover Dyax Know-How and (b) are Controlled by Dyax on the Effective Date or come within Dyax’s Control during the Term, including without limitation, the Existing Dyax Patent Rights and the Fovea-Assigned Patent Rights.

Section 1.17           “Dyax Territory”.  Dyax Territory shall mean all countries of the world other than the Fovea Territory.

Section 1.18           “EMEA”.  EMEA shall mean the European Medicines Agency or any successor agency thereto.

Section 1.19           “European Union” or “EU”.  European Union or EU shall mean the countries of the European Union, as it is constituted as of the Effective Date and as it may be expanded from time to time.

Section 1.20           “Executive Officers”.  Executive Officers shall mean the Chief Executive Officer of Dyax (or a senior executive officer of Dyax designated by Dyax’s Chief Executive Officer) and the Chief Executive Officer of Fovea (or a senior executive officer of Fovea designated by Fovea’s Chief Executive Officer).

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Section 1.21           “FDA”.  FDA shall mean the United States Food and Drug Administration or any successor agency thereto.

Section 1.22           “Field”.  Field shall mean the use in humans of a pharmaceutical product as a therapeutic for ophthalmic diseases or conditions.

Section 1.23           “Finished Product”.  Finished Product shall mean the finished Product formulation containing API Bulk Drug Substance filled into unit packages for final labeling and packaging.

Section 1.24           “First Commercial Sale”.  First Commercial Sale shall mean, with respect to the Product in a country, the first commercial sale of the Product in such country.  Sales for test marketing, Clinical Study purposes or compassionate, named patient or similar use shall not constitute a First Commercial Sale.

Section 1.25           “Fovea Intellectual Property”.  Fovea Intellectual Property shall mean Fovea Know-How and Fovea Patent Rights, collectively, and shall specifically exclude the Fovea-Assigned Intellectual Property.

Section 1.26           “Fovea Know-How”.  Fovea Know-How shall mean any Know-How that (a) either is Controlled by Fovea on the Effective Date [*****] and (b) is [*****] the Development, Manufacture and/or Commercialization of the Product in the Field as contemplated by this Agreement.  Fovea Know-How shall specifically exclude Know-How included in the Fovea-Assigned Intellectual Property.

Section 1.27           “Fovea New Outside IP”.  Fovea New Outside IP shall mean that portion of Fovea Know-How, Fovea Patent Rights and/or Fovea Product Intellectual Property that is not owned by Fovea but comes within Fovea’s Control at any time after the Effective Date during the Term.

Section 1.28           “Fovea Patent Rights”.  Fovea Patent Rights shall mean Patent Rights, including Fovea’s rights in Joint Patent Rights, that (a) Cover Fovea Know-How and (b) are Controlled by Fovea on the Effective Date or come within Fovea’s Control during the Term.   Fovea Patent Rights shall specifically exclude Fovea-Assigned Patent Rights.

Section 1.29           “Fovea Product Intellectual Property”.  Fovea Product Intellectual Property shall mean (a) any Know-How that (i) either is Controlled by Fovea on the Effective Date or comes within Fovea’s Control during the Term, including Fovea’s rights in Joint Know-How and Fovea Sole Inventions and (ii) that is produced, generated, conceived and/or reduced to practice as a result of Fovea’s Development, Manufacture, Commercialization of the Product or use of the Compound, or that is otherwise used by Fovea in the Development, Manufacture or Commercialization of the Product, and (b) Patent Rights, including Fovea’s rights in Joint Patent Rights, that Cover the Fovea Know-How described in the foregoing clause (a) and are Controlled by Fovea on the Effective Date or come within Fovea’s Control during the Term. Fovea Product Intellectual Property shall specifically exclude the Fovea-Assigned Intellectual Property.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Section 1.30           “Fovea Territory”.  Fovea Territory shall mean (i) all member states of the European Union as constituted on the Effective Date, (ii) those countries listed on Exhibit H hereto and (iii) any country that is not within the scope of the foregoing clauses (i) and (ii) that becomes a member state of the European Union at any time after the Effective Date, provided that, at the time any such country referred to in this clause (iii) becomes a member state of the European Union, the inclusion of such country in the Fovea Territory would not violate or breach any contractual obligation of Dyax to any Third Party under any agreement that is in effect at the time such country becomes a member state of the European Union.

Section 1.31           “Fully Allocated Supply Cost”.  Fully Allocated Supply Cost shall mean with respect to API Bulk Drug Substance and/or Finished Product, as the case may be, the manufacturing Party’s internal and external costs, determined in accordance with GAAP, as consistently applied by such manufacturing Party in the ordinary course of its business, incurred in Manufacturing and/or acquiring such API Bulk Drug Substance and/or Finished Product (including but not limited to the following activities during the Term:  process development and validation, manufacturing scale-up and improvements, stability and other product testing and development activities relating to quality assurance and quality control, regulatory affairs activities and product liability insurance), which costs shall include, without limitation (a) the cost of goods produced, which cost shall include [*****] and/or (b) any other costs borne by the manufacturing Party for the [*****].

Section 1.32           “GAAP”.  GAAP shall mean United States generally accepted accounting principles.

Section 1.33           “Generic Competition”.  Generic Competition shall mean, with respect to a Product in a given country in a given calendar quarter, if, during such calendar quarter, one or more Generic Products shall be commercially available in such country and such Generic Products [*****].

Section 1.34           “Generic Product”.  Generic Product shall mean any pharmaceutical product sold by any Person for use in the Field (other than sales of the Product by either Party or its Related Parties in accordance with the terms of this Agreement, whether as a branded product or a generic product) that contains [*****].  For purposes of this Section 1.33, another compound will be considered to [*****].

Section 1.35           “IND”.  IND shall mean an Investigational New Drug Application filed with FDA or a similar application to conduct Clinical Studies filed with an applicable Regulatory Authority outside of the United States.

Section 1.36           “In-License”.  In-License shall mean an agreement between a Party and a Third Party pursuant to which such Party has (i) pursuant to Section 2.9, licensed Blocking Third Party Patent Rights with the approval of the JSC, or (ii) pursuant to Section 2.8, licensed with the approval of the JSC, Technology owned or controlled by a Collaborator that is to be used in the Development, Manufacture or Commercialization of the Initial Finished Product subject to, and in accordance with, the terms of this Agreement.   Without limiting the generality of the foregoing definition, the [*****] License Agreement shall not be treated for purposes of this Agreement as an In-License.

Section 1.37           “Invention”.  Invention shall mean any Know-How that is conceived, reduced to practice and/or developed in the course of performance of activities pursuant to this Agreement.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Section 1.38           “Joint Intellectual Property”.  Joint Intellectual Property shall mean Joint Know-How and Joint Patent Rights, collectively.

Section 1.39           “Joint Know-How”.  Joint Know-How shall mean any Know-How that is developed or acquired jointly by the Parties in connection with their activities pursuant to this Agreement, including Joint Inventions.

Section 1.40           “Joint Patent Rights”.  Joint Patent Rights shall mean Patent Rights that Cover Joint Inventions.

Section 1.41           “Know-How”.  Know-How shall mean any information and materials, whether proprietary or not and whether patentable or not, including without limitation ideas, concepts, inventions, formulas, methods, protocols, procedures, knowledge, know-how, trade secrets, processes, assays, skills, experience, techniques, designs, compositions, plans, documents, results of experimentation and testing, including without limitation, pharmacological, toxicological, and pre-clinical and clinical test data and analytical and quality control data, improvements, discoveries, works of authorship, compounds and biological materials.

Section 1.42           “Major European Countries”.  Major European Countries shall mean the collective reference to the United Kingdom, France, Germany, Italy and Spain.

Section 1.43           “Manufacturing” or “Manufacture”.  Manufacturing or Manufacture shall mean activities directed to producing, manufacturing, processing, filling, finishing, packaging and labeling a product.

Section 1.44           “Net Sales”.  “Net Sales” shall mean, with respect to the Product, the gross invoiced sales of the Product by the Royalty Payor and its Related Parties to Third Parties that are not Related Parties of the Royalty Payor, less the following deductions to the extent included in the gross invoiced sales price for the Product or otherwise directly paid or incurred by such Royalty Payor or its Related Parties with respect to the sale of the Product:

[*****]

Notwithstanding the foregoing, in any case where the Product is sold or otherwise disposed of in a transaction that is not an arm’s length sale of the Product exclusively for cash that is separate from any sale or disposition of other products or of services, Net Sales shall mean the greatest of:

[*****]

With respect to sales of Product that is comprised of Compound combined with any other clinically active ingredient or a device (a “Combination Product”), Net Sales shall be calculated on the basis of [*****].   In the event that the Product is sold only as a Combination Product and not sold without other clinically active ingredients or a device, the Parties shall negotiate in good faith another basis on which to calculate Net Sales with respect to a Combination Product that fairly reflects the value of the Product relative to the other clinically active ingredients and/or device in the Combination Product, but in no event shall such calculation result in the [*****]. Notwithstanding anything express or implied in the provisions of the

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

foregoing two sentences, in no event shall such provisions be applicable in the event that the use of such other clinically active ingredient or device in any such Combination Product is pursuant to an In-License entered into by either Party pursuant to, and in accordance with, the provisions of Section 2.8 or Section 2.9 hereof.

A percentage of the deductions set forth in paragraphs (a) through (d) above equal to the ratio of the Net Sales for the Product to the Net Sales of the entire Combination Product will be applied in calculating Net Sales for a Combination Product.

Section 1.45           “Other Related Dyax Licensee”.  Other Related Dyax Licensee shall mean a Third Party to whom Dyax has granted a license or sublicense under the Dyax Intellectual Property, the Fovea Intellectual Property and/or Fovea Product Intellectual Property, as the case may be, to Develop, Manufacture and/or Commercialize the Compound or any product containing the Compound (but not, in any such case, the Product).  For clarity, any Third Party that is an Other Related Dyax Licensee may also be a Related Party of Dyax if such Third Party meets the definition of Related Party.

Section 1.46           “Parties”.  Parties shall mean Dyax and Fovea.

Section 1.47           “Party”.  Party shall mean either Dyax or Fovea.

Section 1.48           “Patent Rights”.  Patent Rights shall mean patents and patent applications and all substitutions, divisions, continuations, continuations-in-part, reissues, reexaminations and extensions thereof, and all counterparts thereof in any country.

Section 1.49           “Person”.  Person shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivisions thereof.

Section 1.50           “Phase I Clinical Study”.  Phase I Clinical Study shall mean a clinical study of the Product in human volunteers or patients with the endpoint of determining initial tolerance, toxicity, safety and/or pharmacokinetic information, which shall be deemed commenced when the third volunteer or patient in such study has received his or her initial dose of the Product.

Section 1.51           “Phase II Clinical Study”.  Phase II Clinical Study shall mean a preliminary efficacy and safety or dose ranging human clinical study of the Product in the target patient population, which shall be deemed commenced when the third patient in such study has received his or her initial dose of the Product.

Section 1.52           “Phase III Clinical Study”.  Phase III Clinical Study shall mean a human clinical study to confirm with statistical significance the efficacy and safety of the Product performed to obtain Regulatory Approval for the Product in any country, which shall be deemed commenced when the third patient in such study has received his or her initial dose of the Product.

Section 1.53           “Post-Approval Study”.  Post-Approval Study shall mean a clinical study initiated in a country after receipt of Regulatory Approval for the Product in such country.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Section 1.54           “Product”.  Product shall mean a product containing or consisting of the Compound for use solely by intra-vitreous delivery via injection.  The definition of Product is subject to expansion pursuant to, and in accordance with, Section 3.1(g) hereof.

Section 1.55           “Product Trademark(s)”.  Product Trademark(s) shall mean the trademark(s) and service mark(s) as may be proposed by Fovea and approved by the JSC for use in connection with the distribution, marketing, promotion and sale of the Product in the Fovea Territory, and/or accompanying logos, trade dress and/or indicia of origin.

Section 1.56           “[*****] License Agreement”.  [*****] License Agreement shall mean the License Agreement effective April 3, 1997 between [*****] and Dyax.

Section 1.57           “[*****] Patent Rights”.  [*****] Patent Rights shall mean the Patent Rights listed on Exhibit C-3, which have been licensed to Dyax under the [*****] License Agreement.

Section 1.58           “Regulatory Approval”.  Regulatory Approval shall mean the approval of the applicable Regulatory Authority necessary for the marketing and sale of the Product for a particular indication in a country, excluding separate pricing and/or reimbursement approvals that may be required.

Section 1.59           “Regulatory Authority”.  Regulatory Authority shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing and sale of a pharmaceutical product in a country, including without limitation FDA in the United States and EMEA in the EU.

Section 1.60           “Related Party”.  Related Party shall mean a Party’s Affiliates and permitted Sublicensees; provided that the term Related Party includes only those distributors whose obligations to such Party or Affiliate include responsibility for sales and/or marketing efforts for and on behalf of such Party in a country of the Territory with respect to the Product or sharing of costs and expenses with respect to sales and/or marketing of the Product on behalf of a Party or its Affiliates, and does not include distributors of such Party or its Affiliates who purchase Product from such Party or its Affiliates in an arm’s length transaction and who have no sales or marketing obligation for and on behalf of such Party or its Affiliates with respect to the Product.  For clarity, Fovea and its Affiliates shall not be deemed Related Parties of Dyax and Dyax and its Affiliates shall not be deemed Related Parties of Fovea.

Section 1.61           “Royalty Payor”.  Royalty Payor shall mean the Party obligated to make royalty or other relevant payments under this Agreement to the other Party.

Section 1.62           “Royalty Recipient”.  Royalty Recipient shall mean the Party entitled to receive royalty and other relevant payments under this Agreement from the other Party.

Section 1.63           “Sublicensee”.  Sublicensee shall mean a Third Party to whom a license or sublicense under any Dyax Intellectual Property, Fovea Intellectual Property and/or Fovea Product Intellectual Property, as the case may be, has been granted pursuant to, and in full compliance with all applicable provisions of, this Agreement, to Develop, Manufacture and/or Commercialize the Product, or otherwise grants rights to distribute, promote or sell the Product.  For purposes of clarification, and without limiting the forgoing provisions of this definition, a Sublicensee shall include, for purposes of this

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Agreement, (i) a Third Party to whom Dyax, in full compliance with all applicable provisions of this Agreement, grants a license or sublicense under Dyax Intellectual Property to Develop, Manufacture and/or Commercialize the Product and (ii) a Third Party to whom Fovea, in full compliance with all applicable provisions of this Agreement, grants a license or sublicense under Fovea Intellectual Property and/or Fovea Product Intellectual Property to Develop, Manufacture and/or Commercialize the Product.  Notwithstanding the foregoing, a Distributor shall not be deemed or treated, for purposes of this Agreement, as a Sublicensee.

Section 1.64           “Territory”.  Territory shall mean with respect to (a) Fovea, the Fovea Territory and (b) Dyax, the Dyax Territory.

Section 1.65           “Third Party”.  Third Party shall mean any Person other than a Party or any of its Affiliates.

Section 1.66           “Transfer Price”. Transfer Price shall mean for (a) API Bulk Drug Substance supplied to Fovea for use in [*****]; (b) API Bulk Drug Substance supplied to Fovea for use in [*****]; (c) Finished Product supplied to Dyax for use in [*****]; and (d) Finished Product supplied to Dyax for [*****].  In the event that (i) either Party is not Manufacturing API Bulk Drug Substance or Finished Product, as the case may be, but a Related Party of such Party is acting on behalf of such Party, or an Other Related Dyax Licensee is acting on behalf of Dyax, under Article VI hereof to Manufacture and supply API Bulk Drug Substance or Finished Product, as the case may be, or (ii) either Party has granted to a Related Party any right of such Party to obtain supply of API Bulk Drug Substance or Finished Product, as the case may be, from the other Party pursuant to, and in accordance with, Article VI hereof, then any reference in this definition to such Party shall be deemed to be a reference to such Related Party or such Other Related Dyax Licensee, as the case may be.

Section 1.67           “United States”.  United States shall mean the United States of America and its territories and possessions.

Section 1.68           “Valid Claim”.  Valid Claim shall mean a claim (a) of any issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (b) of any patent application that has not been cancelled, withdrawn or abandoned or been pending for [*****].

Section 1.69           Additional Definitions.  Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section

1974 Convention	13.1
AAA	12.3(a)
Agreement	Preamble
Alliance Manager	2.6

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Bankruptcy Code	11.2(e)
Breaching Party	11.2(b)
Challenging Party	11.2(d)
Collaborator	2.8
Competitive Infringement	8.4(a)
Confidential Information	9.1
Controlling Party	8.3(a)
Core Development Plan	4.2(a)
Core Dyax Patent Rights	8.3(a)
Dyax	Preamble
Dyax Indemnified Party	10.10(a)
Dyax Sole Inventions	8.2(a)
Dyax Supply Agreement	6.3(a)
Effective Date	Preamble
EU Commercialization Opportunity	3.1(f)
Existing Dyax Patent Rights	10.7(b)
Fovea	Preamble
Fovea-Assigned Intellectual Property	8.1
Fovea-Assigned Patent Rights	10.8(a)
Fovea Indemnified Party	10.10(b)
Fovea Sole Inventions	8.2(a)
Fovea Supply Agreement	6.3(a)
Fovea Trademarks	8.8(b)
Global Trademarks	8.8(b)
Indemnified Party	10.10(c)(i)
Indemnifying Party	10.10(c)(i)
Initial Enforcement Rights Party	8.4(c)
Initial Finished Product	2.8
Initial Notice	3.1(f)
Joint Inventions	8.2(b)
JSC	2.1(a)
Losses	10.10(a)
Non-Breaching Party	11.2(b)
Prosecuting Party	8.3(d)
[*****]	1.54
Royalty Term	7.1(d)
[*****]	4.2(a)
Promotional Materials	5.3
Research and Option Agreement	Introduction
Secondary Enforcement Rights Party	8.4(c)
Severed Clause	13.3
Sole Inventions	8.2(a)
Specifications	Exhibit E
Supplemental Development Plan	4.2(a)
Supply Agreement	6.3(a)

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Technology	2.8
Term	11.1
Third Party Collaboration Agreements	2.8
Working Group	2.2

ARTICLE II

MANAGEMENT OF AGREEMENT ACTIVITIES

Section 2.1            Joint Steering Committee.

(a)           Formation; Purposes and Principles.  Within ten days after the Effective Date, Dyax and Fovea shall establish a joint steering committee (the “JSC”), which shall have overall responsibility for the oversight of the Parties’ activities under this Agreement.

(b)           Specific Responsibilities.  In addition to its overall responsibility for such oversight as is established by this Agreement, the JSC shall in particular:

(i)            review and monitor the clinical and regulatory program of Fovea under the Core Development Plan;

(ii)           annually review and approve updates by Fovea to the Core Development Plan, including without limitation, the Clinical Study endpoints, clinical methodology and monitoring requirements for the Clinical Studies described in the Core Development Plan;

(iii)          review, discuss and comment on the Parties’ annual Commercialization plans pursuant to, and in accordance with, Section 5.2 hereof;

(iv)          review, discuss and comment on the clinical and regulatory program of Dyax under any Supplemental Development Plan provided by Dyax;

(v)           annually review, discuss and comment on updates by Dyax to any Supplemental Development Plan;

(vi)          review, discuss and comment on each Party’s strategy to seek and obtain Regulatory Approval of the Product, as well as, to the extent consistent with applicable law, related pricing and reimbursement approvals, in the Territory of such Party;

(vii)         review and monitor each Party’s progress in seeking and obtaining Regulatory Approval of the Product, as well as related pricing and reimbursement approvals, in the Territory of such Party;

(viii)        review, discuss and comment on each Party’s annual Commercialization plan and budget and the Commercialization program and activities of such Party; and

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

(ix)           perform such other functions as are expressly provided for elsewhere in this Agreement or as are appropriate to further the purposes of this Agreement as determined by the Parties, including periodic evaluations of performance against goals.

Section 2.2             Working Groups.  From time to time, the JSC may establish working groups (each, a “Working Group”) to oversee particular projects or activities, and each such Working Group shall be constituted and shall operate as the JSC determines.

Section 2.3             Membership.  Each of the JSC and any Working Groups shall be composed of an equal number of representatives appointed by each of Dyax and Fovea.  The JSC shall initially have three (3) representatives of each Party, but the JSC may change the size of the JSC from time to time by mutual consent of the members of the JSC.  Each Party may replace its JSC and Working Group representatives at any time upon written notice to the other Party. The JSC shall be chaired first by a representative of [*****] for the period from the Effective Date [*****], and thereafter the chairperson position shall rotate [*****] on every other [*****], with Fovea to appoint the chairpersons for the second two-year term, and so forth thereafter.  The chairperson shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting, and preparing and issuing minutes of each meeting within [*****] thereafter.

Section 2.4             Decision-Making.  The JSC and any Working Group shall [*****].  With respect to decisions of the JSC and any Working Group, the representatives of each Party shall have collectively one vote on behalf of such Party.  Should the members of a Working Group maintain their disagreement on any matter [*****], the matter shall be referred to [*****] for resolution.  [*****]

Section 2.5             Meetings of the JSC and Working Groups.  The JSC and any Working Groups shall hold meetings at such times as the JSC shall determine, but in no event shall such meetings of the JSC be held less frequently than [*****].  The JSC and any Working Groups shall meet alternately at Dyax’s facilities in Cambridge, Massachusetts and Fovea’s facilities in Paris, France or at such locations as the Parties may otherwise agree.  Other representatives of each Party or, with approval of the JSC and subject to confidentiality and non-use provisions which are no less stringent than those set forth in Article IX of this Agreement, representatives of Third Parties involved in the Development, Manufacture or Commercialization of the Product in the Field, may attend meetings of the JSC or such Working Group as nonvoting observers.  Meetings of the JSC and any Working Groups may be held by audio or video teleconference with the consent of each Party.  Each Party shall be responsible for all of its own expenses of participating in the JSC and any Working Groups.  No action taken at a meeting of the JSC or a Working Group shall be effective unless a representative of each Party is present or participating.

Section 2.6             Alliance Managers.  Each Party shall designate a single alliance manager (“Alliance Manager”) for all of the activities contemplated under this Agreement.  Such alliance managers will be responsible for the day-to-day worldwide coordination of the activities contemplated by this Agreement and will serve to facilitate communication between the Parties.  Such alliance managers shall have experience and knowledge appropriate for managers with such project management responsibilities.  Each Party may change its designated alliance manager from time to time upon notice to the other Party.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Section 2.7             Third Party Performance of Agreement Activities.   Fovea shall be entitled to utilize the services of Third Parties (including Third Party contract research organizations, Third Party contract manufacturing organizations (“CMOs”) and Third Party contract sales organizations (“CSOs”)) to perform its Development activities under the Core Development Plan or to Develop, Manufacture and Commercialize the Product in the Field subject to, and in accordance with, the provisions of this Agreement and the Supply Agreements; provided that (i) except for CMOs being used by Fovea as a result of a supply default of Dyax under Article VI hereof, Dyax shall have the right to approve, such approval to not be unreasonably withheld or delayed, any such CMOs or CSOs and (ii) Fovea shall remain at all times fully liable for its responsibilities under the Core Development Plan, this Agreement and the Supply Agreements.  Fovea shall not use Third Party contract resources to conduct part or all of its obligations under the Core Development Plan, this Agreement or any Supply Agreement unless Fovea’s rights under the agreement with the Third Party guarantee Dyax the same rights under this Agreement or the applicable Supply Agreement, as the case may be, as if Fovea had done the work itself, and any such Third Party agreement shall include confidentiality and non-use provisions which are no less stringent than those set forth in Article IX of this Agreement.  Dyax shall be entitled to utilize the services of Third Parties (including Third Party contract research organizations, Third Party contract manufacturing organizations and Third Party contract sales organizations) to Develop, Manufacture and Commercialize the Product subject to, and in accordance with, the provisions of this Agreement and the Supply Agreements; provided that Dyax shall remain at all times fully liable for its responsibilities under this Agreement and the Supply Agreements.  Dyax shall not use Third Party contract resources to conduct part or all of its obligations under this Agreement or any Supply Agreement unless Dyax’s rights under the agreement with the Third Party guarantee Fovea the same rights under this Agreement or the applicable Supply Agreement, as the case may be, as if Dyax had done the work itself, and any such Third Party agreement shall include confidentiality and non-use provisions which are no less stringent than those set forth in Article IX of this Agreement.

Section 2.8             Third Party Technology.  The Parties agree that it may be necessary or desirable to enter into agreements with Third Parties (“Collaborators”) to obtain technology, information, materials, data or know-how, patentable or otherwise, (“Technology”) in order to allow Fovea to manufacture, formulate and/or deliver the initial Finished Product for [*****] and/or to perform its obligations under the Core Development Plan with respect to the Initial Finished Product (such Third Party agreements being hereinafter referred to, collectively, as the “Third Party Collaboration Agreements”).  Such Third Party Collaboration Agreements shall not conflict with the terms and conditions of this Agreement or either Supply Agreement.  In the event that any such Third Party Collaboration Agreements are contemplated in connection with the activities described in the Core Development Plan, the JSC shall discuss, subject to Third Party confidentiality obligations, and agree upon whether or not to enter into such Third Party Collaboration Agreements, and the Core Development Plan and/or any and all applicable Supplemental Development Plans shall be amended to include actions required related to any such Technology, as relevant.  [*****]

Section 2.9             In-Licenses of Blocking Third Party Patent Right; Compliance with In-Licenses.

[*****]

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Section 2.10          Exchange of Information.  In accordance with and subject to the terms of Article IX, on an ongoing basis during the Term:

(a)           Dyax shall disclose to Fovea all Dyax Intellectual Property that has not been previously disclosed and shall update such disclosure [*****].

(b)           Fovea shall disclose to Dyax all Fovea Intellectual Property and all Fovea Product Intellectual Property that has not been previously disclosed and shall update such disclosure at least semi-annually.

(c)           Fovea shall make available its employees, consultants and subcontractors engaged in the performance of its Development, Manufacturing and Commercialization obligations under this Agreement as may be reasonably necessary to consult with Dyax with respect to such activities, upon reasonable notice during normal business hours as coordinated through the Alliance Managers and the JSC.

(d)           Dyax shall provide Fovea with such assistance and access to its employees, consultants and subcontractors as may be reasonably necessary to assist Fovea in the performance of Fovea’s Development, Manufacturing and Commercialization obligations under this Agreement, upon reasonable notice during normal business hours as coordinated through the Alliance Managers and the JSC.

ARTICLE III

LICENSE GRANTS

Section 3.1            Dyax Grants.

(a)           Subject to the terms and conditions of this Agreement, Dyax hereby grants to Fovea a co-exclusive (with Dyax) right and license, with the right to grant sublicenses solely as set forth in Section 3.1(e) below, under Dyax Intellectual Property, to Develop the Product in the Field as set forth in this Agreement.  Except pursuant to, and in accordance with, this Agreement, during the Term none of Dyax, its Related Parties or the Other Related Dyax Licensees shall Develop, or grant to any Third Party the right to Develop, the Product for Commercialization or use in the Field in any country of the Fovea Territory.

(b)           Subject to the terms and conditions of this Agreement, Dyax hereby grants to Fovea an exclusive right and license (including with respect to Dyax), with the right to grant sublicenses solely as set forth in Section 3.1(e) below, under Dyax Intellectual Property, to Commercialize the Product in the Field in the Fovea Territory.   Consistent with the license granted by Dyax to Fovea pursuant to this Section 3.1(b), during the Term none of Dyax, its Related Parties or the Other Related Dyax Licensees shall Commercialize, or grant to any Third Party the right to Commercialize, the Product in the Field in any country in the Fovea Territory.  Fovea shall have no rights hereunder to Develop or Commercialize, or to grant any Third Party the right to Develop or Commercialize, the Product outside the Field in any country.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

(c)           Subject to the terms and condition of this Agreement, Dyax hereby grants to Fovea a non-exclusive right and license, with the right to grant sublicenses solely as set forth in Section 3.1(e) below, under Dyax Intellectual Property, to Manufacture Product for use in the Field, provided that Fovea will not exercise any of its rights granted under this Section 3.1(c) except to the extent permitted pursuant to, and in accordance with, Article VI hereof.  During the Term, none of Dyax, its Related Parties or the Other Related Dyax Licensees shall Manufacture, or grant to any Third Party the right to Manufacture, the Product for use, sale or Commercialization in the Field in any country in the Fovea Territory, except if and to the extent otherwise expressly provided and permitted pursuant to, and in accordance with, Article VI hereof.

(d)           The licenses granted by Dyax to Fovea in Sections 3.1(a), (b) and (c), to the extent that they include any sublicense of any In-License of Dyax or of any other in-license of Third Party intellectual property entered into after the Effective Date, are, in all respects, subject to and limited by the terms of such In-License or other in-license, as the case may be.  Dyax hereby represents and warrants to Fovea that the rights and obligations of Fovea set forth in this Agreement do not contravene nor are they inconsistent with or in conflict with the terms of any in-license of Dyax that is in effect as of the Effective Date and that is being sublicensed to Fovea pursuant to any of the foregoing provisions of this Section 3.1.  During the Term, Dyax shall not enter into any In-License or other in-license of Third Party intellectual property having terms that would contravene or be inconsistent or in conflict with the rights of Fovea under this Agreement.  During the Term, Dyax shall not amend, modify or terminate any In-License or other in-license of Third Party intellectual property (including, without limitation, any such in-license that is in effect as of the Effective Date) without the prior written consent of Fovea (which may be granted or withheld by Fovea in its absolute discretion) if such amendment, modification or termination would materially adversely affect any of the rights that Fovea would have under this Agreement if such amendment, modification or termination were not effected.

(e)           Fovea shall be entitled to grant sublicenses under the licenses granted in Section 3.1(a), (b) and (c) to Affiliates and Third Parties (including, without limitation, the right to grant further sublicenses); provided, however, that any sublicense to a Third Party shall be subject to Dyax’s prior written approval, not to be unreasonably withheld or delayed.  Notwithstanding the foregoing provisions of this Section 3.1(e) expressed or implied to the contrary, (i) Dyax’s prior written approval shall not be required in connection with any grant to a Third Party of a sublicense under the license granted in Section 3.1(c) if and to the extent such sublicense without Dyax’s prior written approval is permitted pursuant to Article VI hereof, (ii) Dyax’s prior written consent shall not be required in connection with any grant to a Third Party of a sublicense under the license granted in Section 3.1(b) for the sole purpose of allowing such Third Party to act as a Distributor of the Product in the Field in the Fovea Territory and for no other purpose and (iii) in the event that the exercise by Fovea of any of its rights under Section 2.7 hereof in accordance with their respective terms as set forth thereunder shall require that Fovea grant to a Third Party a sublicense under the licenses granted under any of Section 3.1(a), (b) or (c), then Fovea shall be entitled to grant such sublicenses, solely to the extent so required, without the prior written approval of Dyax.

(f)            Each permitted sublicense under Section 3.1(e) shall be in writing, shall not contravene or be inconsistent or in conflict with the terms and conditions of this Agreement and shall include provisions (i) requiring the applicable Sublicensee to acknowledge and agree that such sublicense

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

is subject to the applicable license(s) granted hereunder and to the terms and conditions of this Agreement, (ii) requiring the applicable Sublicensee to perform all applicable obligations of Fovea hereunder, including, without limitation, any grant-back licenses, indemnification obligations and the obligation to make reports and keep and maintain records of sales to at least the same extent as required of Fovea under this Agreement, and (iii) allowing Dyax the same access and audit rights with respect to such records as permitted with respect to Fovea’s records hereunder.  Fovea shall at all times remain responsible for the performance of its Sublicensees.  Fovea shall provide, or cause to be provided, a copy of each such sublicense to Dyax promptly following execution, which may be reasonably redacted with respect to terms and conditions not relevant to determining compliance with this subsection (f), and with respect to financial terms.

(g)           Fovea shall have the right, exercisable at any time during the Term, to request that the definition of Product hereunder be expanded to include [*****]  Dyax shall negotiate reasonably and in good faith with Fovea with respect to any such request for a reasonable period of time not to exceed [*****] after receipt of written request from Fovea.  During the Term, none of Dyax, its Related Parties or the Other Related Dyax Licensees shall Develop or Commercialize, or grant to any Third Party the right to Develop or Commercialize, the Compound (or any product containing the Compound) for [*****].

Section 3.2            Fovea Grants.

(a)           Subject to the terms and conditions of this Agreement, Fovea hereby grants to Dyax a co-exclusive (with Fovea) right and license, with the right to grant sublicenses solely as set forth in Section 3.2(f) below, under Fovea Intellectual Property and Fovea Product Intellectual Property, to Develop the Product in the Field as set forth in this Agreement.  Except pursuant to, and in accordance with, this Agreement, during the Term none of Fovea or its Related Parties shall Develop, or grant to any Third Party the right to Develop, the Product for Commercialization or use in any field in any country in the Dyax Territory, or for Commercialization or use outside the Field in any country in the Fovea Territory.

(b)           Subject to the terms and conditions of this Agreement, Fovea hereby grants to Dyax (i) an exclusive right and license (including with respect to Fovea), with the right to grant sublicenses solely as set forth in Section 3.2(f) below, under Fovea Intellectual Property and Fovea Product Intellectual Property, to Commercialize the Product in the Field in the Dyax Territory and (ii) an exclusive right and license (including with respect to Fovea), with the right to grant sublicenses solely as set forth in Section 3.2(f) below, under Fovea Product Intellectual Property, to Commercialize the Product outside the Field in the Dyax Territory.  Consistent with the license granted by Fovea to Dyax pursuant to this Section 3.2(b), during the Term none of Fovea or its Related Parties shall Commercialize, or grant to any Third Party the right to Commercialize, the Product in any field in any country in the Dyax Territory, or outside the Field in any country in the Fovea Territory.

(c)           Subject to the terms and conditions of this Agreement, Fovea hereby grants to Dyax a non-exclusive right and license, with the right to grant sublicenses solely as set forth in Section 3.2(f) below, under Fovea Intellectual Property and Fovea Product Intellectual Property, to Manufacture

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Finished Product, provided that Dyax will not exercise any of its rights granted under this Section 3.2(c) except to the extent permitted pursuant to, and in accordance with, Article VI.

(d)           Subject to the terms and conditions of this Agreement, Fovea hereby grants to Dyax a non-exclusive right and license, with the right to grant sublicenses solely as set forth in Section 3.2(f) below, under Fovea Product Intellectual Property to Develop, Manufacture and Commercialize products containing the Compound outside the Field in the Dyax Territory and/or the Fovea Territory.  The non-exclusive right and license granted to Dyax pursuant to this Section 3.2(d) shall be fully paid, except to the extent otherwise expressly provided elsewhere in this Agreement.

(e)           The licenses granted by Fovea to Dyax in Sections 3.2(a), (b), (c) and (d), to the extent that they include any sublicense of any In-License of Fovea or of any other in-license of Third Party intellectual property after the Effective Date, are, in all respects, subject to and limited by the terms of such In-License or other in-license.  Fovea hereby represents and warrants to Dyax that the rights and obligations of Dyax set forth in this Agreement do not contravene nor are they inconsistent with or in conflict with the terms of any in-license of Fovea that is in effect as of the Effective Date and that is being sublicensed to Dyax pursuant to any of the foregoing provisions of this Section 3.2.  During the Term, Fovea shall not enter into any In-License or other in-license of Third Party intellectual property having terms that would contravene or be inconsistent or in conflict with the rights of Dyax under this Agreement.  During the Term, Fovea shall not amend, modify or terminate any In-License or other in-license of Third Party intellectual property (including, without limitation, any such in-license that is in effect as of the Effective Date) without the prior written consent of Dyax (which may be granted or withheld by Dyax in its absolute discretion) if such amendment, modification or termination would materially adversely affect any of the rights that Dyax would have under this Agreement if such amendment, modification or termination were not effected.  In addition, notwithstanding anything expressed or implied in any of the foregoing provisions of this Section 3.2 or elsewhere in this Agreement to the contrary, no license is granted by Fovea under Section 3.2(a), (b), (c) or (d) or elsewhere in this Agreement to use any compound, molecule, pharmaceutical composition or development or product candidate developed without use of any Dyax Intellectual Property and owned or Controlled by Fovea as an active pharmaceutical ingredient in combination with the Compound unless such combination is the form of the Product being Developed by Fovea pursuant to the Core Development Plan.

(f)            Dyax shall be entitled to grant sublicenses under the licenses granted in Section 3.2(a), (b), (c) and (d) to Affiliates and Third Parties (including, without limitation, the right to grant further sublicenses) without having to obtain the consent or approval of Fovea; provided, however, that each such sublicense shall be in writing, shall not contravene or be inconsistent or in conflict with the terms and conditions of this Agreement and shall include provisions (i) requiring the applicable Sublicensee to acknowledge and agree that such sublicense is subject to the applicable license(s) granted hereunder and to the terms and conditions of this Agreement, (ii) requiring the applicable Sublicensee to perform all applicable obligations of Dyax hereunder, including, without limitation, any grant-back licenses, indemnification obligations and the obligation to make reports and keep and maintain records of sales to at least the same extent as required of Dyax under this Agreement, and (iii) allowing Fovea the same access and audit rights with respect to such records as permitted with respect to Dyax’s records hereunder.  Dyax shall at all times remain responsible for the performance of its Sublicensees.  Dyax shall provide, or cause to be provided, a copy of each such sublicense to Fovea promptly following execution,

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

which may be reasonably redacted with respect to terms and conditions not relevant to determining compliance with this subsection (f), and with respect to financial terms.

(g)           Notwithstanding anything express or implied in the foregoing provisions of this Section 3.2 or in any other provisions of this Agreement to the contrary,  any Fovea New Outside IP that Fovea Controls and has the right to sublicense to Dyax other than pursuant to an In-License [*****].

(h)           [*****]

Section 3.3             Dyax Retained Rights.  Any rights of Dyax not expressly granted to Fovea, or otherwise expressly restricted or limited, under the provisions of this Agreement shall be retained by Dyax.   Without limiting the generality of the immediately preceding sentence, Dyax shall retain the right, subject to the provisions of Article IX and Section 10.1 hereof, to (a) exploit and license Dyax Intellectual Property to Develop, Manufacture and Commercialize products containing the Compound within or outside the Field in the Dyax Territory, without any duty to obtain Fovea’s consent for such exploitation or license and, except as expressly provided in this Agreement, with respect to the Development, Manufacture or Commercialization by Dyax of Products in the Dyax Territory, without any duty to account to Fovea for such exploitation or license, (b) exploit and license Dyax Intellectual Property to Develop, Manufacture and Commercialize products containing the Compound outside the Field in the Fovea Territory, without any duty to account to Fovea or obtain Fovea’s consent for such exploitation, (c) exploit Dyax Intellectual Property for purposes unrelated to products containing the Compound, without any duty to account to Fovea or obtain Fovea’s consent for such exploitation, and (d) participate in the Development, Manufacture and Commercialization of the Product in accordance with this Agreement and any Supplemental Development Plan, and otherwise to exercise Dyax’s rights and perform Dyax’s obligations under this Agreement and/or the Supply Agreements, as applicable.

Section 3.4             Fovea Retained Rights.  Any rights of Fovea not expressly granted to Dyax, or otherwise expressly restricted or limited, under the provisions of this Agreement shall be retained by Fovea.   Without limiting the generality of the immediately preceding sentence, Fovea shall retain the right, subject to the provisions of Article IX and Section 10.1 hereof, to (a) exploit and license Fovea Intellectual Property and Fovea Product Intellectual Property for purposes unrelated to products containing the Compound, without any duty to account to Dyax or obtain Dyax’s consent for such exploitation or license, and (b) participate in the Development, Manufacture and Commercialization of the Product in accordance with this Agreement and the Core Development Plan, and otherwise to exercise Fovea’s rights and perform Fovea’s obligations under this Agreement and/or the Supply Agreements, as applicable.

ARTICLE IV

DEVELOPMENT

Section 4.1            Current Status; Certain Product Requirements.

(a)           Prior to the Effective Date, Dyax has independently completed one and initiated a second Phase III Clinical Study of the Compound for the treatment of hereditary angioedema, as well as

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

a Phase I/II Clinical Study of the Compound in patients undergoing on-pump cardiothoracic surgery.  As of the Effective Date, no clinical studies of the Compound in the Field have been initiated.

(b)           The Product formulation Commercialized by Fovea or its Related Parties under this Agreement shall be different from (i) the formulations of the Compound that have been developed prior to the Effective Date and (ii) any and all formulations of the Compound (or any product containing the Compound) that are Developed and/or Commercialized by Dyax and its Related Parties for use outside the Field.

Section 4.2            Development Plans; Amendments; Development Responsibilities.

(a)           The Development of the Product in the Field shall be governed by the “Core Development Plan” and the “Supplemental Development Plan.” The Core Development Plan, a copy of which shall be attached hereto as Exhibit B within sixty (60) days after the Effective Date, shall initially set forth a plan for Developing the Product for [*****], as well as strategies and timelines for completing such activities.

(i)            The Core Development Plan shall be updated and modified from time to time to cover all the Development activities reasonably necessary in order to develop a formulation and packaging of the Product meeting the requirements of Section 4.1(b).  [*****] Thereafter, the Core Development Plan shall also be updated and modified from time to time to reflect all Development activities planned by Fovea to obtain Regulatory Approval of such Product in the Field in the Fovea Territory, as well as to include any changes or modifications planned by Fovea to such Development activities and any changes or modifications that Fovea is required to implement pursuant to the provisions set forth below in this Section 4.2(a)(i).

Subject to the provisions of clauses (x) and (y) set forth below in this Section 4.2(a)(i), Fovea shall be obligated, based on applicable input from EMEA and FDA and Dyax, to update the design of the Development activities covered by the Core Development Plan so that, to the extent reasonably feasible from a regulatory and scientific perspective, the data generated in connection with such Development activities shall be sufficient to support Regulatory Approval in the United States of the Product [*****]. Notwithstanding anything expressed or implied in this Agreement to the contrary, (x) the Development activities of Fovea pursuant to this Agreement as set forth in the Core Development Plan shall be only with respect to the Product in the form (including, without limitation, the formulation) being Developed by Fovea for the purpose of applying for Regulatory Approval in the Fovea Territory and, in the event that the United States or any other country in the Dyax Territory requires a form of the Product (including, without limitation, the formulation thereof) that is different in any way from the form of the Product being developed by Fovea hereunder for the purpose of applying for Regulatory Approval in the Fovea Territory, Fovea shall have no obligation to make any change in the form of such Product being developed by Fovea or to perform any Development activities of any kind with any form of the Product that is different in any way from the form of such Product being developed by Fovea, and (y) Fovea shall have no obligation to conduct any Post-Approval Study required or requested by Dyax or by any Regulatory Authority in any country of the Dyax Territory or to change, modify or otherwise conduct any Post-Approval Study required or requested by any Regulatory Authority in any country of the Fovea Territory or that Fovea is otherwise conducting or planning to conduct for purposes of generating data

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

from such Post-Approval Study by Fovea that would satisfy the requirements or needs of Dyax or any Regulatory Authority in the Dyax Territory.

(ii)           The Supplemental Development Plan shall cover all the Development activities, including, without limitation, any new or additional Clinical Studies or any new or additional cohort of subjects or “arms” to be added to any Clinical Study, that Dyax plans to pursue at its sole discretion and that are conducted in connection with the Regulatory Approval of the Product in the Field in the United States and the other countries within the Dyax Territory.  For clarity, nothing in this Section 4.2(a)(ii) shall limit any of Fovea’s obligations under this Section 4.2(a) and nothing in this Agreement shall obligate Dyax to conduct any such Development activities.

(b)           Fovea shall be responsible for the Development activities set forth in the Core Development Plan.  The JSC shall review and monitor the clinical and regulatory program for the Product under the Core Development Plan.  Fovea shall review the Core Development Plan not less frequently than annually and shall develop detailed and specific Core Development Plan updates, which shall include annual budgets, for each calendar year until the completion of the Product Development activities covered by the Core Development Plan.  Fovea shall submit all such updates to the JSC for review and approval no later than [*****] and, upon the JSC’s approval, such updates shall be appended to the Core Development Plan. Each Party may also develop and submit to the JSC from time to time other proposed substantive amendments to the Core Development Plan.  The JSC shall review proposed amendments to the Core Development Plan presented by a Party at the next scheduled meeting of the JSC, or earlier if the JSC so agrees, and may approve such proposed amendments and/or any other proposed amendments that the JSC may consider from time to time in its discretion and, upon such approval by the JSC, the Core Development Plan shall be amended accordingly.

(c)           Dyax shall be responsible for the Development activities set forth in any Supplemental Development Plan proposed by Dyax.  The JSC shall review, discuss and comment on the clinical and regulatory programs for the Product under any Supplemental Development Plan but shall have no authority to approve or disapprove of the Supplemental Development Plan or the Development activities of Dyax under the Supplemental Development Plan and Dyax shall have no obligation to make any changes to the Supplemental Development Plan in response to any comments from the JSC. Dyax shall review any Supplemental Development Plan not less frequently than annually and shall develop Supplemental Development Plan updates for each calendar year until the completion of the Product Development activities covered by any such Supplemental Development Plan.

(d)           Neither Fovea nor its Related Parties shall, directly or through any Third Party, initiate, sponsor, fund, supply Product for, or otherwise conduct any Clinical Study of the Product not described in the then-effective Core Development Plan without the prior written approval of Dyax.

Section 4.3            Development Efforts; Manner of Performance; Reports.

(a)           Fovea shall use Diligent Efforts to execute and to perform, or cause to be performed, the activities for which it is responsible under the Core Development Plan and to cooperate with Dyax in carrying out the Core Development Plan, in good scientific manner and in compliance with all applicable laws and regulations and good clinical and laboratory practice.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

(b)           Fovea will keep Dyax fully informed as to its progress, results (including the development of any technology or inventions), status and plans for performing and implementing the Core Development Plan.  In addition, within [*****], Fovea will provide to the JSC a written progress report, which will describe the Development activities that Fovea has performed or caused to be performed during [*****], evaluate the work performed in relation to the goals of the Core Development Plan, and provide such other information as may be required by the Core Development Plan or reasonably requested by the JSC with respect to such Development activities.

(c)   Dyax will keep Fovea reasonably informed as to its progress, results (including the development of any technology or inventions), status and plans for performing and implementing any Supplemental Development Plan.

Section 4.4            Regulatory Submissions and Regulatory Approvals.

(a)           Fovea shall own all regulatory submissions, including all applications, for Regulatory Approvals of the Product in the Field in the Fovea Territory, and shall be responsible for seeking and obtaining all Regulatory Approvals of the Product in the Field in the Fovea Territory as provided in the Core Development Plan.  Dyax shall own all regulatory submissions, including all applications, for Regulatory Approvals of the Product in the Dyax Territory and shall, at Dyax’s sole discretion, be solely responsible for seeking and obtaining all Regulatory Approvals for the Product in the Dyax Territory.  Each Party shall have access to all data contained or referenced in such submissions or applications for Regulatory Approvals of the Product, including without limitation all reports, correspondence and conversation logs, in each case as may be reasonably necessary to enable (i) Fovea to exercise its rights, and fulfill its obligations, under this Agreement to Develop, Manufacture and Commercialize the Product in the Field in the Fovea Territory and to perform its obligations under the Core Development Plan, and (ii) Dyax to Develop, Manufacture and Commercialize the Product outside the Fovea Territory and to exercise its retained rights with respect to all products containing the Compound.  Each Party shall provide appropriate notification of such right of the other Party to the Regulatory Authorities.

(b)           In the event that Fovea fails to use Diligent Efforts to seek any Regulatory Approval of the Product in any country of the Fovea Territory as provided in the Core Development Plan, Dyax shall have the right to seek such Regulatory Approval, in Dyax’s or Fovea’s name, upon [*****] prior notice to Fovea and in such case Fovea shall cooperate with Dyax’s efforts to obtain such Regulatory Approval in any such country and, if necessary, shall designate Dyax as its agent for such purpose; provided that, if Fovea provides Dyax with assurances reasonably satisfactory to Dyax of Fovea’s plan for immediately resuming Diligent Efforts to obtain such Regulatory Approval of the Product within such [*****] period, then Dyax shall not undertake such efforts to obtain such Regulatory Approval for so long as Fovea continues to use Diligent Efforts to obtain such Regulatory Approval.

(c)           Dyax will have the right to participate in all material meetings and other contact with Regulatory Authorities pertaining to Development or Regulatory Approval of the Product in the Fovea Territory.  To the extent reasonably possible and practicable, Fovea shall provide Dyax with reasonable advance notice of all such meetings and other contact and advance copies of all related documents and other relevant information relating to such meetings or other contact.  Fovea will have the

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

right to participate in all material meetings and other contact with Regulatory Authorities pertaining to Development or Regulatory Approval of the Product in the Field in the Dyax Territory but only if and to the extent such participation would be reasonably useful to the development of the Product in the Field in the Fovea Territory.  To the extent reasonably possible and practicable, Dyax shall provide Fovea with reasonable advance notice of all such meetings and other contact and advance copies of all related documents and other relevant information relating to such meetings or other contact.

(d)           Each Party shall provide the other Party with drafts (in English) of any material documents or other material correspondence pertaining to Regulatory Approvals of the Product in the Field in such Party’s Territory to be submitted by such Party to Regulatory Authorities, including without limitation any proposed labeling, sufficiently in advance of submission so that the other Party may review and comment on such documents and other correspondence and have a reasonable opportunity to influence the substance of such submissions in a manner consistent with the goal of obtaining Regulatory Approvals of the Product in the Field in the Territory of the submitting Party as quickly as reasonably practicable.  The non-submitting Party’s approval of such submissions shall not be unreasonably withheld or delayed.  Each Party shall promptly provide to the other Party copies (in English) of any material documents or other material correspondence pertaining to the Product in the Field, including without limitation all proposed labeling, received from Regulatory Authorities in the Territory of the submitting Party.  Each Party shall promptly provide the other Party with copies of all other material documents and correspondence pertaining to the Product in the Field after they have been submitted to, or received from, Regulatory Authorities in the Territory of the submitting Party.

(e)           Each Party shall have the right to make regulatory submissions and applications (including, without limitation, the filing of an IND) in the Territory of the other Party if and to the extent that such regulatory submissions and applications are required for purposes of such Party performing or carrying out its Development activities pursuant to, and in accordance with, the provisions of this Agreement.  Unless otherwise agreed by the Parties, each Party shall own all INDs filed by it for purposes of performing its Development responsibilities with respect to the Product as permitted under this Agreement.  Each Party shall have the right to cross-reference and make any other use of the other Party’s INDs for the Product that it would have if it were the owner, including without limitation access to all data contained or referenced in such INDs, in each case as may be reasonably necessary to enable such Party to Develop, Manufacture or Commercialize the Product in and for its Territory in accordance with the terms of this Agreement.

(f)            Fovea and its Affiliates shall take the lead in all pricing and reimbursement approval proceedings relating to the Product in the Fovea Territory.  Dyax and its Affiliates shall control all pricing and reimbursement approval proceedings relating to the Product in the Dyax Territory.  To the extent consistent with applicable law, Dyax shall have the right to attend all meetings between Fovea and Regulatory Authorities relating to pricing and reimbursement approvals relating to the Product in the Fovea Territory.  To the extent consistent with applicable law, Fovea shall provide Dyax with reasonable advance notice of all such meetings and advance copies of all related documents and other relevant information relating to such meetings or proceedings.  At a reasonable time prior to any meeting between a Party and Regulatory Authorities relating to the pricing and reimbursement approvals for the Product in such Party’s Territory, to the extent consistent with applicable law, such Party shall solicit the other Party’s input and feedback on the substantive issues to be discussed by such Party with the applicable

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Regulatory Authorities at such meeting with respect to pricing and reimbursement approvals in the Territory of such Party.  To the extent consistent with applicable law, each Party shall provide the other Party with drafts of all submissions relating to pricing and reimbursement approvals relating to the Product in the Territory of such Party (in English) for the other Party’s review and comment prior to their submission.  Furthermore, to the extent consistent with applicable law, Fovea shall provide Dyax with copies (in English) of any material documents or other material correspondence pertaining to pricing and reimbursement approvals relating to the Product in the Major European Countries, and upon request, the remaining countries of the Fovea Territory, and Dyax shall, to the extent consistent with applicable law, provide Fovea with copies (in English) of any material documents or other material correspondence pertaining to pricing and reimbursement approvals relating to the Product in the United States.

(g)           At each meeting of the JSC, each Party shall make a presentation regarding (i) such Party’s strategy relating to seeking and obtaining Regulatory Approval of the Product, and (ii) such Party’s progress in seeking and obtaining Regulatory Approval of the Product in such Party’s Territory.  At each meeting of the JSC, each Party shall also provide to the JSC an update of such Party’s past and future planned interactions with Regulatory Authorities with respect to matters relevant to Regulatory Approval of the Product in such Party’s Territory.  At each meeting of the JSC, the JSC shall discuss each Party’s strategy and progress in seeking and obtaining Regulatory Approval of the Product in such Party’s Territory, as well as such Party’s past and future planned interactions with Regulatory Authorities, and the JSC shall have the opportunity to comment on and provide substantive feedback to each Party on such matters.

Section 4.5             Complaints; Adverse Event Reporting Procedures; Notice of Adverse Events Affecting the Product.  Each Party will maintain a record of any and all complaints it receives with respect to the Product.  Each Party will notify the other Party in reasonable detail of any complaint received by the Party with respect to the Product within sufficient time to allow the other Party and its Related Parties to comply with any and all regulatory and other requirements imposed upon them in any jurisdiction in which the Product is being marketed or tested in Clinical Studies.  Each Party will (a) provide the other Party with all adverse event information and safety data relating to the Product in its control necessary or desirable for the other Party to comply with all applicable laws, rules and regulations with respect to the Product and (b) report and provide such information to the other Party in such a manner and time so as to enable the other Party to comply with all applicable laws, rules and regulations.  Dyax shall maintain a global adverse event database for the Compound and shall generate adverse event reports for Fovea’s use in the Fovea Territory.  Fovea shall have access to all data in the global adverse event database. Fovea shall have access to all data in the global adverse event database. Fovea shall reimburse Dyax for [*****] of Dyax’s internal and external costs and expenses of maintaining the global adverse event database, within thirty (30) days of receipt of an invoice from Dyax, which invoices shall be provided on an annual basis.  Each Party shall be responsible for submitting adverse event reports with respect to the Product to the applicable Regulatory Authorities in its own Territory. In addition, each Party shall promptly notify the other if such Party becomes aware of any information or circumstance that are likely to have a material adverse effect on the Development, Manufacture or Commercialization of the Product in the other Party’s Territory. Within six (6) months after the Effective Date the Parties will develop and agree in writing upon safety data exchange procedures governing the coordination of collection, investigation, reporting, and exchange of information concerning any adverse experiences, and

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

any product quality and product complaints involving adverse experiences, related to the Product, sufficient to enable each Party to comply with its legal and regulatory obligations.

Section 4.6            Development Costs.  Fovea shall bear 100% of the Development Costs incurred in the performance of the Core Development Plan.  Dyax shall bear 100% of the Development Costs incurred in the performance of the Supplemental Development Plan.

Section 4.7            Diligent Efforts; Compliance.

(a)           Fovea shall use Diligent Efforts to perform its Development activities under the Core Development Plan in accordance with this Agreement.

(b)           Fovea’s Diligent Efforts shall include the following minimum requirements:

(i)            at least one of the following shall occur in each calendar year during the Term and Fovea’s failure to achieve these requirements shall be deemed a material breach of this Agreement [*****]; and

(ii) subject to provisions of Section 4.7(c), Fovea’s Diligent Efforts shall include the achievement of the following Development milestones, and Fovea’s failure to achieve these milestones shall be deemed a material breach of this Agreement : [*****].

(c)           Notwithstanding the foregoing, Fovea may extend the period for completion of any Development milestone described in Section 4.7(b)(ii) above by up to [*****].

(d)           Each Party shall conduct the Development, Manufacture and Commercialization of the Product in accordance with all applicable laws, rules and regulations, including without limitation, current governmental regulations concerning good laboratory practices, good clinical practices and good manufacturing practices.

ARTICLE V

COMMERCIALIZATION

Section 5.1            [*****].  Fovea shall [*****] Commercialize the Product in the Field in the Fovea Territory and shall bear all costs and expenses of Commercializing the Product in the Field in the Fovea Territory.

Section 5.2            Commercialization Plans.  Upon filing by Fovea for Regulatory Approval for the Product in the Fovea Territory, Fovea shall develop an annual Commercialization plan (including a budget) for the Product in the Fovea Territory.  Such Commercialization plan shall include, without limitation, a strategy for obtaining Product pricing and reimbursement approvals in the Fovea Territory.  Fovea shall submit its Commercialization plan to the JSC for review, discussion and commentary.  The Commercialization plan of Fovea, and particularly the plans and budgets for the Major European Countries, shall contain sufficient detail with respect to Commercialization tactics and other matters to enable the JSC to conduct a meaningful review of such plan.  Upon filing by Dyax for Regulatory

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Approval for the Product in the Dyax Territory, Dyax shall submit a Commercialization plan for the Dyax Territory to the JSC for review and discussion. Such Commercialization plan shall include, without limitation, a strategy for obtaining Product pricing and reimbursement approvals in the Dyax Territory.  The JSC shall review, discuss and comment on the Commercialization plan of each Party and on each Party’s Commercialization program and activities for the Product under such Party’s Commercialization plan but the JSC shall have no authority to approve or disapprove of either Party’s Commercialization plan or the Commercialization program and activities of either Party under such Party’s Commercialization plan and neither Party shall have any obligation to make any changes to its Commercialization plan or to its Commercialization program or activities in response to any comments from the JSC.  Notwithstanding any other provision of this Agreement, Fovea shall be solely responsible for all decisions regarding the prices charged for the Product in the Fovea Territory, and Dyax shall be solely responsible for all decisions regarding the prices charged for the Product in the Dyax Territory.

Section 5.3             Advertising and Promotional Materials.  Fovea shall be responsible for the creation, preparation, production, reproduction and filing with the applicable Regulatory Authorities, of relevant written sales, promotion and advertising materials relating to the Product (“Promotional Materials”) for use in the Fovea Territory.  All such Promotional Materials shall be compliant with all applicable laws, rules and regulations, and any guidelines established by the pharmaceutical industry in the applicable country, and consistent with the Commercialization plan for the Fovea Territory.  [*****] Dyax shall be responsible for the creation, preparation, production, reproduction and filing with the applicable Regulatory Authorities of Promotional Materials for use in the Dyax Territory.  All such Promotional Materials of Dyax shall be compliant with all applicable laws, rules and regulations, and any guidelines established by the pharmaceutical industry in the applicable country, and consistent with the Commercialization plan for the Dyax Territory.  [*****] Neither Party shall make any medical or promotional claims for the Product other than as permitted by applicable laws, rules and regulations.  When distributing information related to the Product or its use (including information contained in scientific articles, reference publications and publicly available healthcare economic information), each Party shall comply with all applicable laws, rules and regulations and any guidelines established by the pharmaceutical industry in the applicable country in the Territory of such Party.

Section 5.4             Sales and Distribution.  Each Party and its Related Parties shall be responsible for booking sales and shall warehouse and distribute the Product in its own Territory.  If a Party receives any orders for the Product in the other Party’s Territory, it shall refer such orders to the other Party.  Moreover, each Party and its Related Parties shall be solely responsible handling all returns of the Product, as well as all aspects of Product order processing, invoicing and collection, distribution, inventory and receivables, in it own Territory.

Section 5.5             Recalls, Market Withdrawals or Corrective Actions.   In the event that any Regulatory Authority issues or requests a recall or takes a similar action in connection with the Product in a Territory, or in the event either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal in its own Territory, the Party notified of such recall or similar action, or the Party that desires such recall or similar action, shall within twenty-four (24) hours advise the other Party thereof by telephone or facsimile.  Each Party, in consultation with the other Party, shall decide whether to conduct a recall in its own Territory and the manner in which any such recall shall be conducted (except in the case of a government mandated recall, when such Party may

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

act without such advance notice but shall notify the other Party as soon as possible).  Each Party shall bear the expense of any such recall in its own Territory, provided that this will not limit any remedy that such Party may otherwise have against the other Party in connection with such recall.  Each Party will make available all of its pertinent records that may be reasonably requested in order to effect a recall in the other Party’s Territory.

ARTICLE VI

MANUFACTURE AND SUPPLY

Section 6.1            Supply by Dyax.

(a)           Development Stage.  At the written request of Fovea, which request may be made at any time and from time to time after the Effective Date and shall in any event be made by Fovea with sufficient advance notice to be commercially reasonable (or with such other period of advance notice as the Parties may otherwise agree), Dyax shall use Diligent Efforts to Manufacture and supply API Bulk Drug Substance to Fovea in sufficient quantities to satisfy the reasonable requirements of Fovea and its Related Parties (i) for use thereof in Development activities of the Product conducted in accordance with the Core Development Plan and (ii) for use in the Manufacture of Finished Product by Fovea pursuant to Section 6.2(a) below.  Dyax shall not be deemed or treated as being in breach of any of its obligations under this Section 6.1(a) to use Diligent Efforts to supply API Bulk Drug Substance to Fovea in the case of [*****].

(b)           Commercialization Stage.  At the written request of Fovea, which request shall be made at least [*****] prior to the reasonably expected date of First Commercial Sale of the Product in the Fovea Territory, Dyax shall use Diligent Efforts to Manufacture and supply API Bulk Drug Substance to Fovea in sufficient quantities to meet all of the requirements of Fovea and its Related Parties for use thereof in the Manufacture of Finished Product for (i) commercial sale in the Fovea Territory and (ii) supply to Dyax for commercial sale in the Dyax Territory, provided that the foregoing obligation of Dyax to use Diligent Efforts shall be subject to the provisions of Exhibit E hereto.  Any request as provided above that requires production of another batch of API Bulk Drug Substance shall in any event be made by Fovea with at least [*****] advance notice (or such other period of advance notice as may be set forth in the Dyax Supply Agreement or as the Parties may otherwise agree).

(c)           Price.  Fovea shall pay Dyax, or cause Dyax to be paid, the applicable Transfer Price for any such API Bulk Drug Substance ordered by Fovea.

(d)           Termination of Supply.  The obligations of Dyax under this Section 6.1 may be terminated by Dyax by giving written notice to Fovea that Dyax is terminating its supply obligations under this Section 6.1, in which case such obligations of Dyax shall terminate on the earlier of (i) the date on which Fovea and/or its Related Parties have established an alternative source of supply of API Bulk Drug Substance that can replace, without material interruption or delay, Dyax’ supply of API Bulk Drug Substance pursuant to this Section 6.1 and (ii) the [*****] that Dyax gives written notice of termination to Fovea pursuant to the foregoing provisions of this Section 6.1(d); provided, however, that, notwithstanding the foregoing, in no event shall Dyax’ obligations under this Section 6.1 terminate unless

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

and until Dyax and all of its Related Parties and the Other Related Dyax Licensees have discontinued all Manufacturing of API Bulk Drug Substance.   In the event that, at any time during the period in which Dyax has an obligation to supply API Bulk Drug Substance pursuant to this Section 6.1, Dyax is unable to supply sufficient quantities of API Bulk Drug Substance to meet the reasonable requirements of Fovea and its Related Parties for use thereof in connection with the purposes and activities set forth in Section 6.1(a) or (b) as indicated in any good faith forecasts to be provided pursuant to the Dyax Supply Agreement or this Section 6.1, then Fovea shall have the right (but not the obligation) to Manufacture API Bulk Drug Substance solely for such purposes and activities.  Fovea may exercise its rights under this Section 6.1(d) with respect to API Bulk Drug Substance by giving thirty (30) days prior written notice to Dyax.  Fovea may also exercise its rights under this Section 6.1(d) upon the effective date of any termination by Dyax of its supply obligations as provided above.  The exercise by Fovea of any of its rights under this Section 6.1(d) shall not relieve Dyax of its supply obligations under this Section 6.1.  Upon receipt by Dyax of written notice from Fovea to the effect that Fovea is exercising its rights under this Section 6.1(d), Dyax shall provide reasonable assistance, at Fovea’s expense, to enable Fovea to Manufacture or have Manufactured and supplied API Bulk Drug Substance.  [*****]

(e)           Limitations on Use.  Any API Bulk Drug Substance Manufactured by or on behalf of Fovea pursuant to Section 6.1(d) may be used solely in Development activities of the Product conducted in accordance with the Core Development Plan, in Commercialization activities for the Product conducted in accordance with the terms of this Agreement, or in the Manufacture and supply of Finished Product by Fovea pursuant to Section 6.2 below.  Upon exercise by Fovea of its rights under Section 6.1(d) with respect to API Bulk Drug Substance, Fovea may elect to satisfy some or all of the future requirements that it and its Related Parties may have with respect to API Bulk Drug Substance through its own Manufacturing efforts pursuant to Section 6.1(d) hereof.

Section 6.2            Supply by Fovea.

(a)           Development Stage.  From and after the time when the Development activities of the Parties under the Core Development Plan or any Supplemental Development Plan require the availability of Finished Product, Fovea shall use Diligent Efforts (x) to Manufacture Finished Product in sufficient quantities to meet the requirements of Fovea and its Related Parties for use thereof in Development activities of the Product conducted in accordance with the Core Development Plan and (y) to Manufacture and supply to Dyax Finished Product in sufficient quantities to meet the reasonable requirements of Dyax and its Related Parties for use thereof in Development activities of the Product conducted pursuant to any Supplemental Development Plan, provided that Dyax shall have made a written request for such quantities of Finished Product with sufficient advance notice to be commercially reasonable (or with such other period of advance notice as the Parties may otherwise agree).  Dyax shall provide Fovea with good faith written forecasts of such reasonable requirements at such time or times as Fovea may reasonably request or as required pursuant to the Fovea Supply Agreement.

(b)           Commercialization Stage.  As soon as practicable after Fovea requests that Dyax supply Fovea with API Bulk Drug Substance pursuant to Section 6.1(b) hereof, Fovea shall use Diligent Efforts (x) to Manufacture Finished Product in sufficient quantities to meet all of the requirements of Fovea and its Related Parties for commercial sale thereof in the Fovea Territory and (y) to Manufacture and supply Finished Product to Dyax in sufficient quantities to meet all of the requirements of Dyax and

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

its Related Parties for commercial sale thereof in the Dyax Territory, provided that Dyax shall have made a written request for such quantities of Finished Product with sufficient advance notice to be commercially reasonable (or with such other period of advance notice as the Parties may otherwise agree).  Dyax shall provide Fovea with good faith written forecasts of such reasonable requirements at such time or times as Fovea may reasonably request or as required pursuant to the Fovea Supply Agreement.

(c)           Price.  Dyax shall pay Fovea, or cause Fovea to be paid, the applicable Transfer Price for any Finished Product ordered by Dyax.

(d)           Conditions.  Notwithstanding anything express or implied in the foregoing provisions of this Section 6.2 or elsewhere in this Agreement to the contrary, (A) the Finished Product that Fovea is required to Manufacture and supply to Dyax pursuant to this Section 6.2 shall be the same as the Finished Product Manufactured by Fovea to meet the requirements of Fovea and/or its Related Parties for Finished Product at the relevant stage of Development or Commercialization, (B) Fovea’s obligations to Manufacture and supply units of Finished Product pursuant to this Section 6.2 is subject to the condition precedent that, if Dyax is supplying API Bulk Drug Substance to Fovea, Dyax shall have filled all orders for API Bulk Drug Substance placed under the Dyax Supply Agreement or Section 6.1 hereof to allow Manufacture and supply of such units of Finished Product (after giving effect to the provisions set forth above in Section 6.1(a) and Exhibit E, as relevant, with respect to shortages of API Bulk Drug Substance), and (C) Fovea shall not be deemed or treated as being in breach of any of its obligations under this Section 6.2 to use Diligent Efforts to Manufacture and/or supply Finished Product in the case of any failure or inability of Fovea to Manufacture and/or supply or cause to be Manufactured and/or supplied Finished Product pursuant to this Section 6.2 if (i) such failure or inability is due to a shortage of Finished Product and the available supply of Finished Product, if any, is allocated by Fovea between the Parties on a pro-rata basis based on good faith forecasts of the respective requirements of the Parties and their Related Parties, which, in the case of the requirements of Dyax and its Related Parties, shall have been provided by Dyax to Fovea in writing [*****] and (ii) Fovea uses Diligent Efforts to resolve all failure to Manufacture and/or supply issues as promptly as possible in consultation with Dyax.

(e)           Termination of Supply.  The obligations of Fovea under this Section 6.2 to supply Finished Product to Dyax may be terminated by Fovea by giving written notice to Dyax that Fovea is terminating such obligations under this Section 6.2, in which case such obligations of Fovea shall terminate on the earlier of (i) the date on which Dyax and/or its Related Parties have established an alternative source of supply of Finished Product that can replace, without material interruption or delay, Fovea’s supply of Finished Product pursuant to this Section 6.2 and (ii) the [*****] that Fovea gives written notice of termination to Dyax pursuant to the foregoing provisions of this Section 6.2(e); provided, however, that, notwithstanding the foregoing, in no event shall Fovea’s obligations under Section 6.2(a) or (b) to supply Finished Product to Dyax terminate unless and until Fovea and all of its Related Parties have discontinued all Manufacturing of Finished Product. In the event that, at any time during the period in which Fovea has an obligation to supply Finished Product to Dyax pursuant to Section 6.2(a) or (b) above, Fovea is unable to supply or have supplied sufficient quantities of Finished Product to meet the reasonable requirements of Dyax and its Related Parties for use thereof in connection with the purposes and activities set forth in Section 6.2(a) or (b), as applicable, as indicated in good faith forecasts to be provided by Dyax pursuant to the Fovea Supply Agreement or this Section 6.2, then Dyax

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

shall have the right (but not the obligation) to Manufacture Finished Product solely for such purposes and activities.  Dyax may exercise its rights under this Section 6.2(e) with respect to Finished Product by giving thirty (30) days prior written notice to Fovea.  Dyax may also exercise its rights under this Section 6.2(e) upon the effective date of any termination by Fovea of its supply obligations as provided above.  The exercise by Dyax of any of its rights under this Section 6.2(e) shall not relieve Fovea of its supply obligations under this Section 6.2.  Upon receipt by Fovea of written notice from Dyax to the effect that Dyax is exercising its rights under this Section 6.2(e), Fovea shall provide reasonable assistance, at Dyax’s expense, to enable Dyax to Manufacture or have Manufactured Finished Product.  [*****]

(f)            Limitations on Use.  Any Finished Product Manufactured by or on behalf of Dyax pursuant to Section 6.2(e) may be used solely in Commercialization of the Product by Dyax and its Related Parties in accordance with this Agreement.  Upon exercise by Dyax of its rights under Section 6.2(e) with respect to Finished Product, Dyax may elect to satisfy some or all of the future requirements that it and its Related Parties may have with respect to Finished Product through its own Manufacturing efforts pursuant to Section 6.2(e) hereof.

Section 6.3            Subcontractors.

(a)           Fovea may grant to one or more of its Related Parties or contract manufacturers any right that Fovea may have under Section 6.1 to Manufacture API Bulk Drug Substance, and may delegate to one or more of its Related Parties or contract manufacturers any obligation that Fovea may have under Section 6.2 to Manufacture and supply Finished Product, and, in either case, each of the Related Parties or contract manufacturers to whom such right has been granted or such obligation has been delegated, as the case may be, may exercise such right and/or shall perform such obligation, as the case may be, subject to and upon the same terms and conditions as would be applicable to Fovea under Section 6.1 or Section 6.2, as relevant, if Fovea were exercising such right and/or performing such obligation, as the case may be.

(b)           Dyax may grant to one or more of its Related Parties or contract manufacturers any right that Dyax may have under Section 6.2 to Manufacture Finished Product, and may delegate to one or more of its Related Parties, Other Related Dyax Licensees or contract manufacturers any obligation that Dyax may have under Section 6.1 to Manufacture and supply API Bulk Drug Substance, and, in either case, each of the Related Parties, Other Related Dyax Licensees or contract manufacturers to whom such right has been granted or such obligation has been delegated, as the case may be, may exercise such right and/or shall perform such obligation, as the case may be, subject to and upon the same terms and conditions as would be applicable to Dyax under Section 6.1 or Section 6.2, as relevant, if Dyax were exercising such right and/or performing such obligation, as the case may be.

(c)           Any delegation by either Party to any Related Party or contract manufacturer of such Party, or by Dyax to any Other Related Dyax Licensee, of any obligation that such Party may have under Section 6.1 or Section 6.2 to Manufacture and supply API Bulk Drug Substance or Finished Product, as the case may be, shall not release such Party from such obligation and such Party shall be responsible for the performance by such Related Party, contract manufacturer or Other Related Dyax Licensee, as the case may be, of such obligation and shall remain liable to the other Party if such

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

obligation is not performed by such Related Party,contract manufacturer or Other Related Dyax Licensee, as the case may be, on a timely basis in accordance with Section 6.1 or Section 6.2, as relevant.

Section 6.4            Supply Agreements.

(a)           [*****] the Parties shall negotiate in good faith and enter into a supply agreement pursuant to which Dyax will supply to Fovea API Bulk Drug Substance (the “Dyax Supply Agreement”). The Dyax Supply Agreement shall include the applicable terms set forth in Section 6.1, 6.3 and Exhibit E of this Agreement and shall contain such other provisions that the Parties mutually agree upon that are customary for supply agreements of this type.  Pending the execution and delivery of the Dyax Supply Agreement, Dyax shall perform its obligations under Section 6.1 in accordance with its terms.   Upon written request of Dyax made after execution of the Dyax Supply Agreement, the Parties shall negotiate in good faith and enter into a supply agreement pursuant to which Fovea will supply Finished Product to Dyax (the “Fovea Supply Agreement”; each of the Fovea Supply Agreement and the Dyax Supply Agreement is a “Supply Agreement” and collectively are referred to as the “Supply Agreements”).  The Fovea Supply Agreement shall include the applicable terms set forth in Section 6.2 and Section 6.3 hereof, shall, to the extent possible (unless the Parties otherwise agree), impose rights and obligations on Fovea that are consistent with the rights and obligations of Dyax under the Dyax Supply Agreement and the applicable provisions of Section 6.1 and shall contain such other provisions that the Parties mutually agree upon that are customary for supply agreements of this type.  Pending the execution and delivery of the Fovea Supply Agreement, Fovea shall perform its obligations under Section 6.2 in accordance with its terms.

(b)           Each Party will appoint at least one manufacturing logistics and quality assurance manager to support the Parties’ respective Product Manufacturing activities, and to function as a liaison with the other Party on matters relating to the Manufacture and supply of API Bulk Drug Substance and Finished Product.

ARTICLE VII

FINANCIAL PROVISIONS

Section 7.1            Royalties.

(a)           Royalty Rates.  Subject to Sections 7.1(b), (c) and (d), (i) Fovea shall pay to Dyax royalties on aggregate Net Sales in the Fovea Territory as follows:

Calendar Year Net Sales of the Product	Royalties (as a percentage of such Net Sales)
$[*****] - $[*****]	[*****]	%
$[*****] - $[*****]	[*****]	%
Greater than $[*****]	[*****]	%

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

; and (ii) Dyax shall pay to Fovea royalties on aggregate Net Sales in the Dyax Territory as follows:

Calendar Year Net Sales of the Product	Royalties (as a percentage of such Net Sales)
$[*****] - $[*****]	[*****]	%
$[*****] - $[*****]	[*****]	%
Greater than $[*****]	[*****]	%

(b)           Applicability of Royalty Rates to Net Sales.  Royalties on aggregate Net Sales of the Product inside and outside the Fovea Territory in a calendar year shall be paid at the rate applicable to the portion of Net Sales within each of the Net Sales levels above during such calendar year.  For example, if during a calendar year, Net Sales of the Product in the Fovea Territory were equal to $[*****], the royalties payable by Fovea would be calculated by adding (i) the royalties with respect to the first $[*****] at the first level percentage of [*****] ($[*****] x [*****] = $[*****]), (ii) the royalties with respect to the next $[*****] at the second level percentage of [*****] ($[*****] x [*****] =  $[*****]), and (iii) the royalties with respect to the final $[*****] at the third level percentage of [*****] ($[*****] x [*****] = $[*****]), for a total royalty amount of $51,000,000.

(c)           In-Licenses.  If either Royalty Payor enters into an In-License at any time after the Effective Date and during the Term pursuant to, and in accordance with, the provisions of Section 2.8 or 2.9 hereof, then, other than royalties with respect to [*****], which shall be treated as specified below, (i) Fovea shall be responsible for paying any royalties under such In-License that are due as a result of the Development, Manufacture or Commercialization of the Product in the Field in the Fovea Territory by Fovea and its Related Parties, (ii) Dyax shall be responsible for paying any royalties under such In-License that are due as a result of the Development, Manufacture or Commercialization of the Product in the Field in the Dyax Territory by Dyax and its Related Parties, (iii) Dyax shall be responsible for paying any royalties under such In-License that are due as a result of the Development, Manufacture or Commercialization of the Product outside the Field in the Dyax Territory and/or Fovea Territory by Dyax and its Related Parties, and (iv) Dyax shall be responsible for paying any royalties under such In-License that are due as a result of the Development, Manufacture or Commercialization of the Compound or any product (other than the Product) containing the Compound in any field in the Dyax Territory and/or Fovea Territory by Dyax, its Related Parties and the Other Related Dyax Licensees.  [*****] the royalties actually paid by each Royalty Payor under any In-License of Blocking Third Party Patent Rights (but not any other In-License) signed by either Party in connection with any Net Sales of the Product shall offset any royalties otherwise payable by such Royalty Payor under Sections 7.1(a) or 7.1(b) hereof in connection with such Net Sales of the Product; provided, however, that in no event shall the royalties payable by either Royalty Payor for any calendar quarter under Sections 7.1(a) or 7.1(b) hereof be reduced in aggregate, through all applicable reductions set forth in this Section 7.1(c), by more than [*****].  In the event that any reduction is limited by the proviso at the end of the immediately preceding sentence, the applicable Royalty Payor shall be entitled to carry the unused portion of such reduction

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

forward to subsequent calendar quarters, subject to the application of the limitation set forth in such proviso to such subsequent calendar quarters.  [*****]

(d)           Reduction of Royalty Rates.

(i)            In the event that, at any time during the Term, Dyax or any of its Related Parties or any of the Other Related Dyax Licensees engages in Commercialization in the United States of any Competing Product delivered via the same method of delivery used to deliver the Product in any indication within the Field for which Regulatory Approval for such Product has been received in the United States, for so long as such Commercialization continues, the royalty rates that would otherwise be applicable to the royalties that Fovea is required to pay to Dyax under this Agreement shall automatically be reduced by [*****].

(ii)           If, during a given calendar quarter there is Generic Competition in a particular country of the Fovea Territory, then, for each such country in which there is Generic Competition, the royalties payable pursuant to Section 7.1 shall be reduced, on an indication-by-indication and country-by-country basis, for such calendar quarter as follows:

Share of Market Held by Generic Product (by unit)	Royalty Reduction
[*****]	[*****]
[*****]	[*****]

(e)           [*****] Royalty.  Notwithstanding any other provision hereof, in addition to the royalties due as set forth above, and without application of any offsets as provided in Section 7.1(c) above, each Party shall be responsible for any royalty due as a result of activities under the [*****] License Agreement or the [*****] Patent Rights as follows:

[*****]

(f)            Royalty Term. The royalty payment obligations of each Royalty Payor with respect to Section 7.1(e) shall continue for so long as payment are required under the relevant license under [*****] Patent Rights.  The royalty payment obligations of each Royalty Payor with respect to the Product pursuant to this Section 7.1 (other than Section 7.1(e)) shall commence in each country of the Territory on the first anniversary of the First Commercial Sale of the Product in such country and shall continue until the later of [*****] (each such period, a “Royalty Term”), subject to the following conditions:

(i)            no royalties shall be due upon the sale or other transfer among a Party or its Related Parties, but in such cases the royalty shall be due and calculated upon the Party’s or its Related Party’s Net Sales to the first independent Third Party;

(ii)           no royalties shall accrue on the sale or other disposition of the Product by the Parties or their Related Parties for use in a Clinical Study or any other Development activities permitted herein; and

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

(iii)          no royalties shall accrue on the disposition of the Product in reasonable quantities by a Party or its Related Parties as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose).

Section 7.2            Royalty Reports and Payments.  Within [*****] after the end of each calendar quarter for which royalties are payable by a Royalty Payor to a Royalty Recipient with respect to Net Sales pursuant to Section 7.1, such Royalty Payor shall submit to such Royalty Recipient a report, on a country-by-country basis, providing in reasonable detail an accounting of all Net Sales (including an accounting of all unit sales of the Product) made during such calendar quarter in its Territory and the calculation of the applicable royalties due to the other Party under Section 7.1, [*****] Concurrently with the submission of such report, such Royalty Payor shall pay to such Royalty Recipient all royalties payable by it under Section 7.1 [*****]

Section 7.3            Non-Royalty In-License Payments.

(a)           Subject to the provisions of Section 7.3(b) below, the non-royalty fees and payments due under any In-License that is entered into by either Party at any time after the Effective Date and during the Term shall be [*****].  Notwithstanding anything express or implied in the foregoing provisions of this Section 7.3(a) to the contrary, the provisions of this Section 7.3(a) shall not apply to any non-royalty fees and payments subject to the provisions of Section 7.3(b) below.

(b)           Any non-royalty fees and payments due with respect to the Initial Finished Product under any In-License that is entered into by Fovea pursuant to Section 2.8 at any time after the Effective Date shall be [*****]

(c)           For purposes of clarification, the provisions of this Section 7.3 shall not apply to any in-license that is in effect on the Effective Date and, except as expressly provided herein with respect to the [*****] License Agreement, each Party shall be responsible for any obligations under any such in-license to which it is a party on the Effective Date.

Section 7.4             Audits.  Each Party shall keep complete and accurate records of the underlying patent and trademark expenses, Net Sales and in-license royalties and non-royalty payments relating to the reports and payments required by Sections 7.1, 7.2 and 7.3,.  Each Party will have the right [*****]at its own expense to have an independent, certified public accountant, selected by such Party and reasonably acceptable to the other Party, review any such records of the other Party in the location(s) where such records are maintained by the other Party upon reasonable notice and during regular business hours and under obligations of confidentiality, for the sole purpose of verifying the basis and accuracy of payments made under Sections 7.1, 7.2 and7.3 within the prior [*****] period.  If the review of such records reveals that the other Party has failed to accurately report information pursuant to Section 7.1, 7.2 and 7.3, then the other Party shall promptly pay to the auditing Party any resulting amounts due under Section 7.1, 7.2 and 7.3, as the case may be, together with interest calculated in the manner provided in Section 7.9.  If any such under payments are greater than [*****] of the amounts actually due for a calendar quarter under Section 7.1, 7.2 and 7.3, [*****] the other Party shall pay all of the costs of such review.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Section 7.5                                      Tax Matters.  If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this Article VII, the Royalty Payor shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article VII.  The Royalty Payor shall submit appropriate proof of payment of the withholding taxes to the Royalty Recipient within a reasonable period of time.  At the request of the Royalty Recipient, the Royalty Payor shall, at its cost, give the Royalty Recipient such reasonable assistance, which shall include the provision of appropriate certificates of such deductions made together with other supporting documentation as may be required by the relevant tax authority, to enable the Royalty Recipient to claim exemption from such withholding or other tax imposed or obtain a repayment thereof or reduction thereof and shall upon request provide such additional documentation from time to time as is reasonably required to confirm the payment of tax.

Section 7.6                                      United States Dollars.  All dollar ($) amounts specified in this Agreement are United States dollar amounts.

Section 7.7                                      Currency Exchange.  With respect to Net Sales invoiced or expenses incurred in U.S. dollars, the Net Sales or expense amounts and the amounts due to the receiving Party hereunder shall be expressed in U.S. dollars.  With respect to Net Sales invoiced or expenses incurred in a currency other than U.S. dollars, the Net Sales or expense shall be expressed in the currency in which such Net Sales were invoiced or such expense was incurred together with the U.S. dollar equivalent, calculated using the average of the spot rate on the first and last business days of the calendar quarter in which the Net Sales were made or the expense was incurred.  The “closing mid-point rates” found in the “dollar spot forward against the dollar” table published by The Financial Times or any other publication as agreed to by the Parties shall be used as the source of spot rates.  All payments shall be made in U.S. dollars.

Section 7.8                                      Blocked Payments.  In the event that, by reason of applicable laws, rules or regulations in any country, it becomes impossible or illegal for the Royalty Payor or its Related Parties, to transfer, or have transferred on its behalf, royalties or other payments to the Royalty Recipient, the Royalty Payor shall promptly notify the Royalty Recipient of the conditions preventing such transfer and such royalties or other payments shall be deposited in local currency in the relevant country to the credit of the Royalty Recipient in a recognized banking institution designated by the Royalty Recipient or, if none is designated by the Royalty Recipient within a period of thirty (30) days, in a recognized banking institution selected by the Royalty Payor or its Related Party, as the case may be, and identified in a notice given to the Royalty Recipient.

Section 7.9                                      Late Payments.  The Royalty Payor shall pay interest to the Royalty Recipient on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of [*****] per month or the highest rate permitted by applicable law, calculated on the number of days such payments are paid after the date such payments are due and compounded monthly.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

ARTICLE VIII

INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

Section 8.1                                      Ownership of Product Intellectual Property.   All Know-How, Patent Rights and other intellectual property developed through direct or indirect use of the Compound, or that otherwise claims the Compound or any Product, and that was generated, developed, conceived or reduced to practice by or on behalf of Fovea or its Affiliates prior to the Effective Date (including, without limitation, in the performance of the Research and Option Agreement) (“Fovea-Assigned Intellectual Property”) shall be owned by Dyax.  Any and all rights that Fovea or its Related Parties have in or to any such Fovea-Assigned Intellectual Property shall be assigned to Dyax.  Fovea represents and warrants that it has taken all steps necessary to transfer and assign ownership in all such intellectual property to Dyax prior to the Effective Date.  Failure to effectuate such assignment shall be deemed a material breach of this Agreement.

Section 8.2                                      Ownership of Inventions.

(a)                                  Sole Inventions.  Each Party shall exclusively own all Inventions invented solely by such Party, its Affiliates and its and their employees, agents, consultants and contractors (“Sole Inventions”).  Sole Inventions invented solely by Fovea, its Affiliates, and its and their employees, agents, consultants and contractors are referred to herein as “Fovea Sole Inventions”.  Sole Inventions invented solely by Dyax, its Affiliates, and its and their employees, agents and consultants are referred to herein as “Dyax Sole Inventions”.

(b)                                 Joint Inventions and Joint Know-How.  The Parties shall jointly own all Inventions invented jointly by employees, agents, consultants, and contractors of Fovea and its Affiliates and employees, agents, consultants and contractors of Dyax and its Affiliates, on the basis of each Party having an undivided interest in the whole (“Joint Inventions”).  The Parties shall jointly own all Joint Know-How and Joint Patent Rights, subject to the rights and obligations expressly provided herein.

(c)                                  Inventorship.  For purposes of determining whether an Invention is a Fovea Sole Invention, a Dyax Sole Invention or a Joint Invention, questions of inventorship shall be resolved in accordance with United States patent laws.

Section 8.3                                      Prosecution and Maintenance of Patent Rights.

(a)                                  Solely-Controlled Patent Rights.  Each Party shall have the first right and option to prepare, file, prosecute, defend and maintain any Patent Rights Covering the Product or its use in the Territory that are solely Controlled by such Party, except that, subject to the provisions of any Third Party license agreement under which Fovea Controls Patent Rights, Dyax shall have the first right and option to prepare, file, prosecute and maintain in the name of Fovea and anywhere in the Territory any Patent Rights Covering a Fovea Sole Invention that Covers the Compound or that otherwise could, in Dyax’s reasonable judgment, be material to Dyax’s patent portfolio and strategy for the Compound.  The Party with such first right shall be referred to as the “Controlling Party”.  If the Controlling Party elects not to undertake the filing, prosecution, defense and/or maintenance (or, after commencement of such filing, prosecution, defense and/or maintenance, desires to cease the prosecution or the maintenance) of any Patent Rights that the Controlling Party has the right to prepare, file, prosecute, defend and maintain pursuant to the immediately preceding sentence, then the Controlling Party shall notify the non-Controlling Party of such election and, subject to the provisions of any Third Party license agreement

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

under which the Controlling Party Controls such Patent Rights, the non-Controlling Party shall be entitled (but not obligated), in the name of the Controlling Party, to file, prosecute, defend and/or maintain such Patent Rights in the non-Controlling Party’s Territory; provided, however, that Fovea shall have no such rights with respect to any Core Dyax Patent Rights (as defined below) in any country.  For purposes of this Agreement, the term “Core Dyax Patent Rights” shall mean Dyax Patent Rights or Joint Patent Rights that Cover the Compound or its use or that otherwise could, in Dyax’s reasonable judgment, be material to Dyax’s patent portfolio and strategy for the Compound.

(b)                                 Joint Patent Rights.  Dyax shall have the first right and option to prepare, file, prosecute, defend and maintain the Joint Patent Rights.  If Dyax elects not to undertake (or, after commencement of such filing, prosecution and/or maintenance, desires to cease the prosecution or the maintenance of) any Joint Patent Rights in the Fovea Territory, then Dyax shall notify Fovea of such election and Fovea shall be entitled (but not obligated) to prepare, file, prosecute, defend and/or maintain such Joint Patent Rights in the names of both Parties; provided, however, that Fovea shall have no such rights with respect to any Core Dyax Patent Rights in any country.

(c)                                  Costs and Expenses.

(i)                                     Fovea. Fovea shall bear its own costs and expenses incurred in preparing, filing, prosecuting, defending and/or maintaining those Dyax Patent Rights and Fovea Patent Rights (but not Joint Patent Rights) that Fovea actually prepares, files, prosecutes, defends and/or maintains after implementing and giving full effect to the provisions of Section 8.3(a) above.

(ii)                                  Dyax. Dyax shall bear its own costs and expenses incurred in preparing, filing, prosecuting, defending and/or maintaining those Dyax Patent Rights and Fovea Patent Rights (but not Joint Patent Rights) that Dyax actually prepares, files, prosecutes, defends and/or maintains after implementing and giving full effect to the provisions of Section 8.3(a) above.

(iii)                               Joint Patent Rights. Dyax and Fovea shall share all reasonable, documented external and out-of-pocket costs and expenses actually incurred by either Party in connection with preparing, reviewing, commenting, filing, prosecuting, defending and/or maintaining the Joint Patent Rights.  Each Party shall provide to the other Party copies of invoices or other documentation reasonably evidencing such external and out-of-pocket expenses and the Party that is responsible for preparing, filing, prosecuting, defending and/or maintaining the applicable Joint Patent Rights pursuant to Section 8.3(b) shall notify the other Party of the amount that either Party needs to reimburse the other Party in order for both Parties to share such external and out-of-pocket costs and expenses as contemplated in this Section 8.3(c)(iii).  Either Party required to reimburse the other Party as contemplated under this Section 8.3(c)(iii) shall be obligated to do so within [*****] after the notification contemplated in the immediately preceding sentence is given.

(d)                                 Cooperation. The Party having the right to prosecute and maintain patents under this Section 8.3 shall be referred to as the “Prosecuting Party”. Each Party agrees to cooperate with the other with respect to the preparation, filing, prosecution, defense and maintenance of patents and patent applications pursuant to this Section 8.3, and will perform such lawful acts and execute such documents in order to reasonably assist the Prosecuting Party in connection therewith.  Dyax, as the Prosecuting

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Party, shall (i) keep Fovea fully informed as to the filing, prosecution, maintenance, defense and enforcement of (1) Fovea Patent Rights as to which Dyax is the Controlling Party pursuant to Section 8.3(a), (2) Joint Patent Rights and (3) Dyax Patent Rights claiming the Product or the use of the Compound or Product in the Field that are being or will be filed, prosecuted, defended or maintained by Dyax pursuant to Section 8.3 in the Fovea Territory, (ii) furnish to Fovea copies of all material filings as well as copies of all material correspondence from the relevant patent office, in each case relating to any such filing, prosecution, defense, maintenance and enforcement, and (iii) allow Fovea [*****] to review and comment upon, and to consider and incorporate in good faith its reasonable comments into, any such document filed with any patent office prior to filing such documents.  This provision shall apply mutatis mutandis to Fovea as the Prosecuting Party with respect to (1) Fovea Patent Rights subject to the provisions of Section 8.3(a) and as to which Dyax is not the Controlling Party, (2) Joint Patent Rights, and (3) Dyax Patent Rights claiming the Product or the use of the Compound or Product in the Field that are being or will be filed, prosecuted, defended or maintained by Fovea in the Fovea Territory pursuant to Section 8.3(a) or (b).

(e)                                  Core Dyax Patent Rights.   In addition to its obligations under Section 8.3(d), Dyax shall use Diligent Efforts to prepare, file, prosecute and maintain the Core Dyax Patent Rights so as to provide commercially reasonable protection for Products in the Field in the Fovea Territory and the Dyax Territory and shall confer with and keep Fovea reasonably informed regarding the status of such activities.

Section 8.4                                      Third Party Infringement.

(a)                                  Notice.  Each Party shall promptly report in writing to the other Party during the Term any known or suspected (i) infringement of any of the Dyax Patent Rights, Fovea Patent Rights or Joint Patent Rights or (ii) unauthorized use of any of the Dyax Know-How, Fovea Know-How or Joint Know-How of which such Party becomes aware, in the case of either clause (i) or clause (ii) involving the Development, Manufacture or Commercialization by a Third Party of a competing product in the Field (a “Competitive Infringement”) in the other Party’s Territory, and shall provide the other Party with all available evidence supporting such known or suspected infringement or unauthorized use.

(b)                                 Initial Right to Enforce.  Subject to Section 8.4(c) below and the provisions of any Third Party license agreement under which Dyax’s rights in Dyax Patent Rights or Fovea’s rights in Fovea Patent Rights are granted, (i) Dyax shall have the first right to initiate a suit or take other appropriate action that it believes is reasonably required to protect (i.e., prevent or abate actual or threatened infringement or misappropriation of) or otherwise enforce the Dyax Intellectual Property and the Joint Intellectual Property in the Territory and (ii) Fovea shall have the first right to initiate a suit or take other appropriate action that it believes is reasonably required to protect (i.e., prevent or abate actual or threatened infringement or misappropriation of) or otherwise enforce the Fovea Intellectual Property in the Territory.

(c)                                  Step-In Right.  Subject to the provisions of any Third Party license agreement under which Dyax’s rights in Dyax Patent Rights are granted or Fovea’s rights in Fovea Patent Rights are granted, if the Party with the first right to enforce (the “Initial Enforcement Rights Party”) the Dyax Intellectual Property, the Fovea Intellectual Property or the Joint Intellectual Property fails to initiate a

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

suit or take other appropriate action that it has the initial right to initiate or take pursuant to Section 8.4(b) above with respect to a Competitive Infringement in the other Party’s Territory within [*****] after becoming aware of the basis for such suit or action, then the other Party (the “Secondary Enforcement Rights Party”) may, in its discretion, provide the Initial Enforcement Rights Party with written notice of such Secondary Enforcement Rights Party’s intent to initiate a suit or take other appropriate action with respect to such Competitive Infringement in the Secondary Enforcement Rights Party’s Territory.  If the Secondary Enforcement Rights Party provides such notice and the Initial Enforcement Rights Party fails to initiate a suit or take such other appropriate action within thirty (30) days after receipt of such notice from the Secondary Enforcement Rights Party, then the Secondary Enforcement Rights Party shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to protect the applicable Dyax Intellectual Property, the applicable Fovea Intellectual Property or the Joint Intellectual Property from such Competitive Infringement in the Secondary Enforcement Rights Party’s Territory.  Notwithstanding anything to the contrary contained in this Section 8.4(c) or elsewhere, if Dyax fails to initiate a suit or take other appropriate action that it has the initial right to initiate or take pursuant to Section 8.4(b) above with respect to any Competitive Infringement involving the Core Dyax Patent Rights, then, with respect to such Core Dyax Patent Rights, (i) Fovea shall have no rights to initiate a suit or take other action with respect to such Competitive Infringement in any country and (ii) each country of the Fovea Territory in which such Core Dyax Patent Rights have been filed or issued and in which such Competitive Infringement exists shall be treated, for purposes of Section 7.1(d)(ii), as if there is Generic Competition in such country.

(d)                                 Conduct of Certain Actions; Costs.  The Party initiating suit shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to Section 8.4(b) or 8.4(c).  If required under applicable law in order for the initiating Party to initiate and/or maintain such suit, the other Party shall join as a party to the suit.  Such other Party shall offer reasonable assistance to the initiating Party in connection therewith at no charge to the initiating Party except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance.  The initiating Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings initiated by it pursuant to Sections 8.4(b) and 8.4(c), including without limitation the fees and expenses of the counsel selected by it.  The other Party shall have the right to participate and be represented in any such suit that is based on a Competitive Infringement by its own counsel at its own expense.

(e)                                  Recoveries.  With respect to any suit or action referred to in Sections 8.4(b) and 8.4(c) that is based on a Competitive Infringement in the Territory, any recovery obtained as a result of any such proceeding, by settlement or otherwise, shall be applied in the following order of priority:

(i)                                     first, [*****]; and

(ii)                                  second, [*****].

Section 8.5                                      Claimed Infringement.  In the event that a Party becomes aware of any claim that the practice by either Party of Dyax Intellectual Property, Fovea Intellectual Property or Joint Intellectual Property in the Development, Manufacture or Commercialization of the Product infringes the intellectual property rights of any Third Party, such Party shall promptly notify the other Party.  In any such instance,

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

the Parties shall cooperate and shall mutually agree upon an appropriate course of action.  Each Party shall provide to the other Party copies of any notices it receives from Third Parties regarding any patent nullity actions, any declaratory judgment actions and any alleged infringement or misappropriation of Third Party intellectual property relating to the Development, Manufacture or Commercialization of the Product.  Such notices shall be provided promptly, but in no event after more than [*****] following receipt thereof.

Section 8.6                                      Patent Term Extensions.  The Parties shall cooperate, if necessary and appropriate, with each other in gaining patent term extensions wherever applicable in the Territory to Patent Rights Controlled by either Party that Cover the Product.  The Parties shall, if necessary and appropriate, [*****].

Section 8.7                                      Patent Marking.  Each Party agrees to comply with the patent marking statutes in each country in its Territory in which the Product is sold by such Party and/or its Related Parties.

Section 8.8                                      Trademarks.

(a)                                  Each Party and its Affiliates shall retain all right, title and interest in and to its and their respective corporate names and logos.

(b)                                 The Parties shall develop and propose, and the JSC shall consider and approve, one or more Product Trademark(s) for use throughout the Territory (“Global Trademarks”).  The Product shall be promoted and sold, in accordance with the provisions of this Agreement, in the Fovea Territory under a Global Trademark unless such Global Trademark cannot be legally used to promote and sell the Product in the Fovea Territory, in which case an alternative Product Trademark proposed by Fovea and approved by Dyax (which approval shall not be unreasonably withheld or delayed) (a “Fovea Trademark”), shall be used in the Fovea Territory.  The Product shall be promoted and sold, in accordance with the provisions of this Agreement, in the Dyax Territory using the Global Trademark. Any and all Global Trademarks and Fovea Trademark(s) shall be different from the trademark(s) and servicemark(s) used by Dyax or its Affiliates or sublicensees to promote and sell products containing the Compound other than the Product in or outside the Territory.  Dyax (or its local Affiliates, as appropriate) shall own all rights to Global Trademarks, and all goodwill associated therewith throughout the Territory and Fovea shall own all rights to Fovea Trademarks and associated goodwill in the Fovea Territory.  Dyax shall also own rights to any Internet domain names incorporating the applicable Global Trademarks, or any variation or part of such Global Trademarks, as its URL address or any part of such address; and Fovea shall also own rights to any Internet domain names incorporating the applicable Fovea Trademarks or any variation or part of such Fovea Trademarks as its URL address or any part of such address.

(c)                                  If Global Trademarks are used by Fovea to promote and sell the Product in the Fovea Territory, then the following provisions shall apply:  Dyax shall grant Fovea an exclusive license (including the right to grant sublicenses) to use the Global Trademarks to Commercialize the Product in the Fovea Territory.  Fovea agrees that the quality of the Product and the Manufacture and Commercialization thereof shall be consistent with customary standards of quality in the biopharmaceuticals industry.  In addition, Fovea shall comply strictly with Dyax’s trademark style and usage standards that Dyax communicates to Fovea from time to time with respect to the Global

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Trademarks.  Fovea shall at its own expense, at the request of Dyax from time to time, submit to Dyax for approval a reasonable number of production samples of the Product and related packaging materials.  In the event that Dyax reasonably objects to the usage of the Global Trademarks owned by it in connection with any sample, it shall give written notice of such objection to Fovea within [*****] of receipt by Dyax of the sample, specifying the way in which such usage of its Global Trademarks fails to meet the style, usage or quality standards for the Product set forth in the first two sentences of this Section 8.8(c), and, if and to the extent so requested by Dyax, Fovea shall immediately cease sale and distribution of the Product.  If Fovea has ceased sale and distribution of the Product pursuant to the immediately preceding sentence and wishes to continue to distribute and sell the Product, it must remedy the failure and submit further samples to Dyax for approval.

(d)                                 Dyax will use Diligent Efforts to establish, maintain and enforce the Global Trademarks during the Term, provided that, at the election of Fovea, Fovea shall have the right to enforce the Global Trademarks (if being used by Fovea) against an infringer thereof in the Fovea Territory if such infringement is limited only to the Fovea Territory and if Dyax reasonably agrees that such action would not jeopardize the Global Trademark in any jurisdiction outside the Fovea Territory.  [*****]

(e)                                  In the event either Party becomes aware of any infringement of any Product Trademark by a Third Party, such Party shall promptly notify the other Party and the Parties shall consult with each other and jointly determine the best way to prevent such infringement, including, without limitation, by the institution of legal proceedings against such Third Party.

ARTICLE IX

CONFIDENTIALITY AND PUBLICITY

Section 9.1                                      Confidential Information.  During the Term and for [*****] after any termination or expiration thereof, each Party agrees to keep in confidence and not to disclose to any Third Party, or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, any Confidential Information of the other Party.  As used herein, “Confidential Information” shall mean all trade secrets or confidential or proprietary information designated as such in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed by the disclosing Party to the receiving Party.  Notwithstanding the foregoing, information which is orally or visually disclosed to the receiving Party by the disclosing Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information if (x) it would be apparent to a reasonable person, familiar with the disclosing Party’s business and the industry in which it operates, that such information is of a confidential or proprietary nature, the maintenance of which is important to the disclosing Party, or if (y) the disclosing Party, within [*****] after such disclosure, delivers to the receiving Party a written document or documents describing such information and referencing the place and date of such oral, visual or written disclosure and the names of the employees or officers of the receiving Party to whom such disclosure was made.  The restrictions on the disclosure and use of Confidential Information set forth in the first sentence of this Section 9.1 shall not apply to any Confidential Information that:

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

(a)                                  was known by the receiving Party prior to disclosure by the disclosing Party hereunder (as evidenced by the receiving Party’s written records);

(b)                                 is or becomes part of the public domain through no fault of the receiving Party;

(c)                                  is disclosed to the receiving Party by a Third Party having a legal right to make such a disclosure without violating any confidentiality or non-use obligation that such Third Party has to the disclosing Party; or

(d)                                 is independently developed by the receiving Party (as evidenced by the receiving Party’s written records).

Notwithstanding the obligations of confidentiality and non-use set forth above, a receiving Party may provide Confidential Information disclosed to it to (i) governmental or other Regulatory Authorities in order to obtain patents or to gain or maintain approval to conduct Clinical Studies or to otherwise Develop, Manufacture or Commercialize the Product in accordance with this Agreement; provided, that such disclosure shall be subject to the prior written consent of the Party whose Confidential Information is intended to be disclosed (which consent shall not be unreasonably withheld or delayed), and such Confidential Information shall be disclosed only to the extent reasonably necessary to obtain patents or authorizations in a manner consistent with the rights and obligations hereunder, (ii) the extent required by applicable law, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity, (iii) any bona fide actual or prospective underwriters, investors, lenders or other financing sources or bona fide actual or prospective collaborators, strategic partners or acquirors who are obligated to keep such information confidential, to the extent reasonably necessary to enable such actual or prospective underwriters, investors, lenders or other financing sources, collaborators, strategic partners or acquirors to determine their interest in underwriting or making an investment in, or otherwise providing financing to, collaborating or partnering with, or acquiring, the receiving Party.  In addition, if either Party is required to disclose Confidential Information of the other Party by regulation, law or legal process, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity, such Party shall provide prior notice of such intended disclosure to such other Party if practicable under the circumstances and shall disclose only such Confidential Information of such other Party as is required to be disclosed.

Section 9.2                                      Related Party, Employee, Consultant and Advisor Obligations.  Each Party agrees that it and its Affiliates shall provide or permit access to Confidential Information received from the other Party only to the receiving Party’s Related Parties, employees, consultants, advisors and permitted subcontractors, and to the employees, consultants, advisors and permitted subcontractors of the receiving Party’s Related Parties, who have a need to know such Confidential Information to assist the receiving Party with the Development, Manufacturing and Commercialization of the Product in accordance with this Agreement and the activities contemplated by this Agreement and who are subject to obligations of confidentiality and non-use with respect to such Confidential Information similar to the obligations of confidentiality and non-use of the receiving Party pursuant to Section 9.1; provided, that Dyax and Fovea shall each remain responsible for any failure by its Affiliates, and its and its Affiliates’

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

respective employees, consultants, advisors and permitted subcontractors, sublicensees and sub-distributors, to treat such Confidential Information as required under Section 9.1 (as if such Affiliates, employees, consultants, advisors and permitted subcontractors, sublicensees and sub-distributors were Parties directly bound to the requirements of Section 9.1).

Section 9.3                                      Publicity.  Following the execution of this Agreement, the Parties shall at a mutually agreeable time issue a mutually agreeable joint press release regarding the subject matter of this Agreement.  After such initial joint press release, neither Party shall issue a press release or public announcement relating to the Product or this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld, except that a Party may (a) issue such a press release or public announcement if the contents of such press release or public announcement have previously been made public other than through a breach of this Agreement by the issuing Party; and (b) issue such a press release or public announcement if required by applicable regulation or law, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity; provided that the other Party has received prior notice of such intended press release or public announcement if practicable under the circumstances and, with respect to press releases and public announcements made pursuant to the foregoing clause (b), the Party subject to the requirement includes in such press release or public announcement only such information relating to the Product or this Agreement as is required by such applicable regulation or law.

Section 9.4                                      Publications.  Subject to the restrictions provided below, either Party may publish or present the results of Development carried out on the Product in accordance with this Agreement, subject to the prior review by the other Party for patentability and protection of such other Party’s Confidential Information.  Each Party shall provide to the other Party the opportunity to review and approve any proposed abstracts, manuscripts or summaries of presentations that cover the results of Development of the Product.  Each Party shall designate a Person or Persons who shall be responsible for approving such publications.  Such designated person shall respond in writing promptly and in no event later than [*****] after receipt of the proposed material with either approval of the proposed material or a specific statement of concern, based upon either the need to seek patent protection or concern regarding competitive disadvantage arising from the proposal.  In the event of concern, the submitting Party agrees not to submit such publication or to make such presentation that contains such information until the other Party is given a reasonable period of time (not to exceed [*****]) to seek patent protection for any material in such publication or presentation that it believes is patentable or to resolve any other issues, and the submitting Party shall remove from such proposed publication any Confidential Information of the other Party as requested by such other Party.  With respect to any proposed abstracts, manuscripts or summaries of presentations by investigators or other Third Parties, such materials shall be subject to review under this Section 9.4 to the extent that Dyax or Fovea, as the case may be, has the right to do so.

ARTICLE X

REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS; INDEMNIFICATION

Section 10.1                                Exclusivity Covenant. During the Term, Fovea and its Related Parties shall refrain from engaging in clinical Development or Commercialization of a Competing Product in the Field

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

or outside the Field anywhere in the world, subject to the provisions set forth below in this Section 10.1.    During the Term, Dyax and its Related Parties and the Other Related Dyax Licensees shall refrain from engaging in clinical Development or Commercialization of a Competing Product for use in the Field in the Fovea Territory.  Notwithstanding anything express or implied in the foregoing provisions of this Section 10.1 to the contrary, this Section 10.1 shall not restrict or limit Fovea from Developing or Commercializing, and Fovea shall have the right to Develop and Commercialize, any product for use as a therapeutic for ophthalmic diseases or conditions in humans that [*****].

Section 10.2                                Representations of Authority.  Dyax and Fovea each represents and warrants to the other Party that, as of the Effective Date, it has full corporate right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement and that it has the right to grant to the other the licenses and sublicenses granted pursuant to this Agreement.

Section 10.3                                Consents.  Dyax and Fovea each represents and warrants to the other Party that, except for any Regulatory Approvals, pricing and/or reimbursement approvals, manufacturing approvals and/or similar approvals necessary for the Development, Manufacture or Commercialization of the Product, all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by it as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained by the Effective Date.

Section 10.4                                No Conflict.  Dyax and Fovea each represents and warrants to the other Party that, notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement by such Party, the performance of such Party’s obligations hereunder and the licenses and sublicenses to be granted by such Party pursuant to this Agreement (a) do not conflict with or violate any requirement of any laws, rules or regulations existing as of the Effective Date and applicable to such Party and (b) do not conflict with, violate, breach or constitute a default under any contractual obligations of such Party or any of its Affiliates existing as of the Effective Date.

Section 10.5                                Enforceability.  Dyax and Fovea each represents and warrants to the other Party that, as of the Effective Date, this Agreement is a legal and valid obligation binding upon it and is enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable insolvency and other applicable laws affecting creditors’ rights generally or by the availability of equitable remedies.

Section 10.6                                No Debarment.  Dyax and Fovea each represents and warrants to the other Party that, as of the Effective Date, neither Party nor any of its Affiliates has been debarred or is subject to debarment and that neither Party nor any of its Affiliates has used or will use in any capacity, in connection with the Development, Manufacture or Commercialization of the Product, any Person who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section.  Each Party agrees to inform the other Party in writing immediately if it or any Person who is performing the activities under this Agreement is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of the notifying Party’s knowledge, is threatened, relating to the debarment or conviction of the notifying Party or any Person

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

used in any capacity by the notifying Party or any of its Affiliates in connection with the Development, Manufacture or Commercialization of the Product.

Section 10.7                                Additional Representations and Warranties of Dyax.  Dyax represents and warrants to Fovea that, as of the Effective Date:

(a)                                  Dyax has not granted any license to any Third Party under any of the Dyax Intellectual Property to Develop, Manufacture or Commercialize the Product in the Field.

(b)                                 Except for non-exclusive licenses granted by Dyax to its Affiliates and to Third Parties, which grants do not conflict with the license grants to Fovea hereunder, to the best of its knowledge, (i) Dyax is the sole and exclusive owner of all right, title and interest in and to the Patent Rights listed on Exhibit C-1 (the “Existing Dyax Patent Rights”) and (ii) other than the Existing Dyax Patent Rights and the Fovea-Assigned Patent Rights, there are no other Dyax Patent Rights as of the Effective Date.

(c)                                  Neither Dyax nor any of its Affiliates is or has been a party to any agreement with the U.S. federal government or an agency thereof pursuant to which the U.S. federal government or such agency provided funding for the Development of the Compound or the Product.

(d)                                 No claim of infringement of the Patent Rights of any Third Party has been made, nor to Dyax’s knowledge threatened, against Dyax or any of its Affiliates or, to the best of Dyax’s knowledge, any of its Related Parties or any of the Other Related Dyax Licensees with respect to the Development, Manufacture or Commercialization of the Compound or the Product, and there are no other claims, judgments or settlements against or owed by Dyax or any of its Affiliates or, to the best of Dyax’s knowledge, any of its Related Parties or any of the Other Related Dyax Licensees or to which Dyax or any of its Affiliates or, to the best of Dyax’s knowledge, any of its Related Parties or any of the Other Related Dyax Licensees is a party or, to the best of Dyax’s knowledge, pending or threatened claims or litigation, in either case relating to the Compound or Product.

(e)                                  Prior to the Effective Date Dyax has provided Fovea with a complete and correct copy of the [*****] License Agreement.  To the best of Dyax’s knowledge, such agreement remains in full force and effect as of the Effective Date and such agreement is the only agreement as of the Effective Date between Dyax and any Third Party that imposes an obligation to pay royalties to a Third Party based on sales of the Product.

Section 10.8                                Additional Representations and Warranties of Fovea.  Fovea represents and warrants to Dyax that, as of the Effective Date:

(a)                                  It has transferred and assigned all rights that it or its Affiliates may have in the Fovea-Assigned Intellectual Property, including without limitation, the Patent Rights listed on Exhibit C-2 (the “Fovea-Assigned Patent Rights”), to Dyax, in each case free and clear of all liens, charges and encumbrances, and is not aware of any claim made against it asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any of such Fovea-Assigned Intellectual Property or challenging Fovea’s sole Control of such Fovea-Assigned Intellectual Property, or the

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

assignment to Dyax of such Fovea-Assigned Intellectual Property, or making any adverse claim of ownership or misappropriation thereof.

(b)                                 Neither Fovea nor any of its Affiliates is or has been a party to any agreement with the U.S. federal government or an agency thereof pursuant to which the U.S. federal government or such agency provided funding for the Development of the Compound or the Product.

(c)                                  To the best of Fovea’s knowledge, the Development, Manufacture and Commercialization of the Compound as conducted by Fovea on or prior to the Effective Date did not infringe, interfere with or result in the misappropriation of any intellectual property rights of any Third Party existing as of the Effective Date.

(d)                                 No claim of infringement of the Patent Rights of any Third Party has been made, nor to Fovea’s knowledge threatened, against Fovea or any of its Affiliates with respect to the Development, Manufacture or Commercialization of the Compound or the Product, and there are no other claims, judgments or settlements against or owed by Fovea or any of its Affiliates or to which Fovea or any of its Affiliates is a party or, to the best of Fovea’s knowledge, pending or threatened claims or litigation, in either case relating to the Compound or Product.

(e)                                  Fovea has made available to Dyax all information in its Control relating to the Compound and the Development, Manufacture and Commercialization of the Compound as conducted by Fovea to date.

(f)                                    All of the studies, tests and pre-clinical and clinical trials of the Compound conducted prior to, or being conducted as of, the Effective Date by Fovea have been and are being conducted in accordance with applicable laws, rules and regulations.

(g)                                 There are no agreements between Fovea and any Third Party that impose an obligation to pay royalties to a Third Party based on sales of the Product.

Section 10.9                                No Warranties.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THE COMPOUND AND THE PRODUCT.  EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF THE PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL.

Section 10.10                          Indemnification.

(a)                                  By Fovea. Fovea will defend, indemnify and hold harmless Dyax, its Related Parties, and their respective directors, officers, employees and agents (the “Dyax Indemnified Parties”) from and against all claims, demands, liabilities, damages, penalties, fines, costs and expenses, including reasonable attorneys’ and expert fees and costs, and costs or amounts paid to settle (collectively,

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

“Losses”), arising from or occurring as a result of a Third Party’s claim (including any Third Party product liability or infringement claim), action, suit, judgment or settlement to the extent such Losses are due to or based upon:

(i)                                     the gross negligence, recklessness, bad faith, intentional wrongful acts or omissions or violations of applicable law or regulation by or of Fovea, its Related Parties, wholesale distributors, contractors or their respective directors, officers, employees or agents, including, without limitation, in connection with the Development, Manufacture or Commercialization of the Product by Fovea, its Related Parties, wholesale distributors or contractors; or

(ii)                                  the material breach by Fovea of the terms of, or the material inaccuracy of any representation or warranty made by it in, this Agreement or any Supply Agreement; or

(iii)                               any manufacturing defect in any Finished Product supplied to Dyax or its Related Parties by or on behalf of Fovea; or

(iv)                              the Development, Manufacture and Commercialization of the Product in the Field by Fovea or its Related Parties, wholesale distributors or contractors, except to the extent that such Losses arise out of, and are allocable to, (x) the negligence, recklessness, bad faith, intentional wrongful acts, omissions or violations of law or breach of this Agreement committed by the Dyax Indemnified Parties, (y) any manufacturing defect in any API Bulk Drug Substance supplied to Fovea or its Related Parties by or on behalf of Dyax, (z) any actual or alleged infringement or misappropriation by Fovea or its Related Parties, wholesale distributors or contractors of the Patent Rights or Know How of any Third Party to the extent arising from the composition of matter or use of the Compound itself in actions undertaken pursuant to, and in accordance with, the provisions of this Agreement (and not, for clarity, to the extent such actual or alleged infringement or misappropriation arises from the delivery method or formulation of the Product that is Developed by Fovea for use in the Field pursuant to this Agreement or from any combination of the Compound with any other materials or components that is made by Fovea in the course of Developing the Product for use in the Field pursuant to this Agreement) or (zz) any liability for which Dyax is to indemnify Fovea pursuant to Section 10.10(b)(v) below.

(b)                                 Dyax will defend, indemnify and hold harmless Fovea, its Related Parties, and their respective directors, officers, employees and agents (the “Fovea Indemnified Parties”) from and against all Losses arising from or occurring as a result of a Third Party’s claim (including any Third Party product liability or infringement claim), action, suit, judgment or settlement that is due to or based upon:

(i)                                     the gross negligence, recklessness, bad faith, intentional wrongful acts or omissions or violations of applicable law or regulation by or of Dyax, its Related Parties, Other Related Dyax Licensees, wholesale distributors, contractors or their respective directors, officers, employees or agents, including, without limitation, in connection with the Development, Manufacture or Commercialization of the Product, the Compound or any other product containing the Compound by Dyax, its Related Parties, Other Related Dyax Licensees, wholesale distributors or contractors; or

(ii)                                  material breach by Dyax of the terms of, or the material inaccuracy of any representation or warranty made by it in, this Agreement; or

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

(iii)                               any manufacturing defect in any API Bulk Drug Substance supplied to Fovea or its Related Parties by or on behalf of Dyax ; or

(iv)                              the Development, Manufacture and Commercialization of the Product, the Compound or any product containing the Compound by Dyax or its Related Parties, Other Related Dyax Licensees, wholesale distributors or contractors, except to the extent that such Losses arise out of, and are allocable to, (x) the negligence, recklessness, bad faith, intentional wrongful acts, omissions or violations of law or breach of this Agreement committed by the Fovea Indemnified Parties, or (y) any manufacturing defect in any Finished Product supplied to Dyax or its Related Parties by or on behalf of Fovea, (z) any actual or alleged infringement or misappropriation by Dyax or its Related Parties or the Other Related Dyax Licensees of the Patent Rights or Know How of any Third Party to the extent arising from the use of the Fovea Intellectual Property itself pursuant to this Agreement (and not to the extent such actual or alleged infringement or misappropriation arises from the composition of matter or use of the Compound itself); or

(v)                                 any actual or alleged infringement (including contributory infringement) or misappropriation of the Patent Rights or Know-How of any Third Party to the extent arising from the use or practice by Dyax or its Related Parties, Other Related Dyax Licensees, wholesale distributors or contractors of any Fovea New Outside IP that is offered to Dyax pursuant to Section 3.2(g) but that is not sublicensed by Fovea to Dyax by virtue of the provisions of Section 3.2(g) hereof to Develop, Manufacture or Commercialize the Product, the Compound or any product containing the Compound.

(c)                                  Claims for Indemnification.

(i)                                     A person entitled to indemnification under this Section 10.10 (an “Indemnified Party”) shall give prompt written notification to the person from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a Third Party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Third-Party claim as provided in this Section 10.10 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice).

(ii)                                  Within [*****] after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party.  If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense.

(iii)                               The Party not controlling such defense may participate therein at its own expense; provided, that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith; provided further, however, that in no event shall the

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Indemnifying Party be responsible for the fees and expenses of more than one counsel in any one jurisdiction for all Indemnified Parties.

(iv)                              The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto.

(v)                                 The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.  The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party.

Section 10.11                          No Consequential or Punitive Damages.  NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.  NOTHING IN THIS SECTION 10.11 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO THIRD PARTY CLAIMS OR WITH RESPECT TO A BREACH OF A PARTY’S OBLIGATIONS OF CONFIDENTIALITY OR NON-USE IN ARTICLE IX.  For clarity, except as expressly set forth in Section 5.5, neither Party shall have any liability to the other Party for any Losses resulting from any clinical hold imposed by a Regulatory Authority, any withdrawal or suspension by any Regulatory Authority of marketing authorization or other Regulatory Approval, or any recall required by any Regulatory Authority, in each case with respect to the Product, or with respect to the Compound outside the Field, as a result of any safety or efficacy data obtained in connection with the Development of the Product or any product containing the Compound by either Party or its Related Parties in accordance with the terms of this Agreement, provided, however, that the foregoing clause shall not limit liability with respect to any event that has been caused by, or is the direct result of,  the negligence, recklessness, bad faith, intentional wrongful acts, omissions or violations of law or breach of this Agreement committed by the potentially liable Party.

ARTICLE XI

TERM AND TERMINATION

Section 11.1                                Term.  Unless terminated earlier in accordance with this Article XI, this Agreement shall remain in force for the period commencing on the Effective Date and ending on the expiration of the last Royalty Term to expire under this Agreement. (the “Term”).

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Section 11.2                                Termination Rights.

(a)                                  Termination for Convenience.  Fovea shall have the right to terminate this Agreement at any time after the Effective Date on [*****] prior written notice to Dyax.

(b)                                 Termination For Material Breach.  Upon any material breach of this Agreement or any Supply Agreement by a Party (the “Breaching Party”), the other Party (the “Non-Breaching Party”) may terminate this Agreement by providing [*****] prior written notice to the Breaching Party in the case of a breach of a payment obligation and [*****] written notice to the Breaching Party in the case of any other material breach.  The termination shall become effective at the end of the notice period unless the Breaching Party cures such breach during such notice period; provided that the Non-Breaching Party may, by notice to the Breaching Party, designate a later date for such termination in order to facilitate an orderly transition of activities relating to the Product and such later date shall be the effective date of such termination if the Breaching Party does not object to such later date by prompt written notice to the Non-Breaching Party.  Notwithstanding the foregoing, (i) if such breach, by its nature, is incurable, the Non-Breaching Party may terminate this Agreement immediately upon written notice to the Breaching Party and (ii) if such breach (other than a payment breach), by its nature, is curable, but not within the foregoing cure period, then such cure period shall be extended if the Breaching Party provides a written plan for curing such breach to the Non-Breaching Party and uses Diligent Efforts to cure such breach in accordance with such written plan; provided that no such extension shall exceed ninety (90) days without the written consent of the Non-Breaching Party.

(c)                                  Termination for Bankruptcy. A Party may terminate this Agreement should the other Party commit an act of bankruptcy, be declared bankrupt, voluntarily file or have filed against it a petition for bankruptcy or reorganization unless such petition is dismissed within [*****] of filing or such petition is for a reorganization under Chapter 11 of the Bankruptcy Code (as defined below) or any relevant foreign equivalent thereof and such Party is not in default at the time of the filing of such petition or at any time during such reorganization of any of its obligations under this Agreement or any Supply Agreement, enter into a procedure of winding up to dissolution, or should a trustee or receiver be appointed for its business assets or operations. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for the purposes of Section 365(n) of Title 11, U.S. Code (“Bankruptcy Code”) license rights to “intellectual property” as defined under Section 101(60) of the Bankruptcy Code. The Parties agree that any Party, as a licensee hereunder, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any relevant foreign equivalent thereof.

(d)                                 Challenges of Patent Rights.  In the event that a Party or any of its Related Parties (the “Challenging Party”) shall (i) commence or participate in any action or proceeding (including, without limitation, any patent opposition or re-examination proceeding), or otherwise assert in writing any claim, challenging or denying the validity of any of the Patent Rights licensed to the Challenging Party hereunder, or any claim thereof or (ii) actively assist any other Person in bringing or prosecuting any action or proceeding (including, without limitation, any patent opposition or re-examination proceeding) challenging or denying the validity of any of such Patent Rights or any claim thereof, the other Party will have the right to give notice to the Challenging Party (which notice must be given, if at all, within [*****] after the other Party first learns of the foregoing) that the licenses granted to the Challenging Party to such Patent Rights will terminate in [*****] following such notice, and, unless the

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Challenging Party withdraws or causes to be withdrawn all such challenge(s) within such [*****] period, such licenses will so terminate.

Section 11.3                                Consequences of Termination.

(a)                                  Termination by Dyax for Cause.   Without limiting any other legal or equitable remedies that Dyax may have (but subject to the provisions set forth below in this Section 11.3(a)), if Dyax terminates this Agreement in accordance with Sections 11.2(b) or (c), then (i) Fovea’s obligations under Section 10.1 shall survive for a period of one (1) year after termination, (ii) Fovea shall as promptly as practicable transfer to Dyax or Dyax’s designee (A) possession and ownership of all governmental or regulatory correspondence, conversation logs, filings and approvals (including all Regulatory Approvals and pricing and reimbursement approvals) in Fovea’s possession or Control relating to the Development, Manufacture or Commercialization of the Product and all Fovea Trademarks then being used or planned for use in connection with the Commercialization of the Product, (B) copies of all data, reports, records and materials in Fovea’s possession or Control relating to the Development, Manufacture or Commercialization of the Product, including all non-clinical and clinical data relating to the Product, and (C) all records and materials in Fovea’s possession or Control containing Confidential Information of Dyax, (iii) appoint Dyax as Fovea’s and/or Fovea’s Related Parties’ agent for all Product-related matters involving Regulatory Authorities in the Fovea Territory until all Regulatory Approvals and other regulatory filings have been transferred to Dyax or its designee, (iv) if the effective date of termination is after First Commercial Sale, then Fovea shall appoint Dyax as its exclusive distributor of the Product in the Fovea Territory and grant Dyax the right to appoint sub-distributors, until such time as all Regulatory Approvals in the Fovea Territory have been transferred to Dyax or its designee, (v) if Fovea or its Related Parties are obligated to Manufacture Finished Product for Dyax on the effective date of such termination, then, at Dyax’s option, supply the Finished Product to Dyax in the Fovea Territory on terms no less favorable than those on which Fovea supplied the Finished Product prior to such termination to its most favored distributor in the Fovea Territory, until such time as all Regulatory Approvals in the Fovea Territory have been transferred to Dyax or its designee, Dyax has obtained all necessary manufacturing approvals and Dyax has procured or developed its own source of Finished Product supply, provided, however, that such time shall in no event exceed [*****] unless Fovea or the applicable Related Party otherwise agrees in its sole and absolute discretion, (vi) if Dyax so requests, Fovea shall transfer to Dyax any Third Party agreements relating to the Development, Manufacture or Commercialization of the Product to which Fovea is a party, to the extent that such transfer is not expressly prohibited by the terms of such Third Party agreements and (vii) Fovea shall (x) assign ownership of all Fovea Product Intellectual Property that relates solely to the Product to Dyax, free and clear of any liens or encumbrances and (y) grant Dyax a non-exclusive right and license, with the right to grant sublicenses (subject to restrictions and limitations similar to those set forth in Section 3.2(f) that are applicable to sublicenses of licenses granted by Fovea to Dyax pursuant to Section 3.2 hereof), under all Fovea Product Intellectual Property to Develop, Manufacture and Commercialize products containing the Compound inside and outside the Field and throughout the world. The license granted pursuant to this Section 11.3(a) shall be royalty-free, fully-paid and perpetual; provided, however, that if and to the extent that any such license includes any sublicense of Third Party intellectual property licensed by Fovea, then (1) such sublicense shall be subject to the terms and conditions of the license between Fovea and such Third Party and (2) Dyax shall be responsible for the payment to such Third Party of any and all fees, payments and royalties due under the license between Fovea and such Third Party as a result of the practice by Dyax

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

and its Related Parties and the Other Related Dyax Licensees of such sublicensed Third Party intellectual property. Fovea shall execute all documents and take all such further actions as may be reasonably requested by Dyax in order to give effect to the foregoing clauses (i) through (vii).  Notwithstanding anything express or implied in this Section 11.3(a) to the contrary, (x) any sublicense to a Third Party of any of the rights licensed to Fovea pursuant to this Agreement that is in effect at the time of the effective date of the termination of this Agreement by Dyax in accordance with Sections 11.2(b) or (c) shall survive any such termination of this Agreement and shall continue in full force and effect in accordance with the respective terms thereof, provided that the terms of such sublicense permit Dyax to replace Fovea as a party under such sublicense upon any such termination of this Agreement and that such sublicense and its terms conform with all of the requirements therefor set forth in this Agreement, (y) Dyax’s rights under this Section 11.3(a) shall be subject to, limited by, and may not be exercisable by virtue of, the terms of any sublicense that survives, pursuant to the foregoing clause (x), such termination of this Agreement, (z) no license is granted by Fovea under this Section 11.3(a) to use any compound, molecule, pharmaceutical composition or development or product candidate developed without use of any Dyax Intellectual Property and owned or Controlled by Fovea as an active pharmaceutical ingredient in combination with the Compound unless such combination was the form of the Product being Developed by Fovea pursuant to the Core Development Plan.

(b)                                 Termination by Fovea for Convenience. Without limiting any other legal or equitable remedies that Dyax may have (but subject to the provisions set forth below in this Section 11.3(b)), if Fovea terminates this Agreement in accordance with Section 11.2(a), then (i) if Fovea has exercised its termination right at any time prior to [*****], Fovea shall pay Dyax a one-time termination fee of [*****], (ii) Fovea’s obligations under Section 10.1 shall survive for a period of one (1) year after termination, (iii) the provisions of Section 11.3(a)(ii)-(v) shall apply, and (iv) Fovea shall grant to Dyax (x) an exclusive right and license, with the right to grant sublicenses (subject to restrictions and limitations similar to those set forth in Section 3.2(f) that are applicable to sublicenses of licenses granted by Fovea to Dyax pursuant to Section 3.2 hereof), under Fovea Product Intellectual Property that relates solely to the Product, to Develop, Manufacture and Commercialize the Product for the treatment of indications that are inside and outside the Field and throughout the world and (y) a non-exclusive right and license, with the right to grant sublicenses (subject to restrictions and limitations similar to those set forth in Section 3.2(f) that are applicable to sublicenses of licenses granted by Fovea to Dyax pursuant to Section 3.2 hereof), under Fovea Product Intellectual Property to Develop, Manufacture and Commercialize products containing the Compound inside and outside the Field and throughout the world.  The licenses granted pursuant to this Section 11.3(b) shall be royalty-free, fully-paid and perpetual; provided, however, that (1) if the effective date of termination occurs at any time after the Regulatory Approval of the Product has been obtained in the Fovea Territory, then Dyax will be obligated to pay Fovea royalties with respect to Net Sales in the Fovea Territory and the Dyax Territory calculated pursuant to Section 7.1 at fifty percent (50%) of the royalty rates specified in Section 7.1(a)(ii), but, in the case of Net Sales in the Dyax Territory, only if Regulatory Approval of the Product in the Dyax Territory was materially based on data generated by Fovea or its Related Parties in support of Regulatory Approval in the Fovea Territory, and (2) if and to the extent that any such license includes any sublicense of Third Party intellectual property licensed by Fovea, then (A) such sublicense shall be subject to the terms and conditions of the license between Fovea and such Third Party and (B) Dyax shall be responsible for the payment to such Third Party of any and all fees, payments and royalties due under the license between Fovea and such Third Party as a result of the practice by Dyax and its Related Parties and the Other

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Related Dyax Licensees of such sublicensed Third Party intellectual property.  Fovea shall execute all documents and take all such further actions as may be reasonably requested by Dyax in order to give effect to the foregoing clauses (i) through (iv).  Notwithstanding anything express or implied in this Section 11.3(b) to the contrary, no license is granted by Fovea under this Section 11.3(b) to use any compound, molecule, pharmaceutical composition or development or product candidate developed without use of any Dyax Intellectual Property and owned or Controlled by Fovea as an active pharmaceutical ingredient in combination with the Compound unless such combination was the form of the Product being Developed by Fovea pursuant to the Core Development Plan.

(c)                                  Termination by Fovea for Cause.  Without limiting any other legal or equitable remedies that Fovea may have, if Fovea terminates this Agreement in accordance with Sections 11.2(b) or (c), (i) the provisions of Section 11.3(a)(ii)-(v) shall apply, and (ii) Fovea shall grant to Dyax a non-exclusive right and license, with the right to grant sublicenses (subject to restrictions and limitations similar to those set forth in Section 3.2(f) that are applicable to sublicenses of licenses granted by Fovea to Dyax pursuant to Section 3.2 hereof), under Fovea Product Intellectual Property to Develop, Manufacture and Commercialize products containing the Compound inside and outside the Field and throughout the world. The license granted pursuant to this Section 11.3(c) shall be royalty-free, fully-paid and perpetual; provided, however, that (1) if the effective date of termination occurs at any time prior to the Regulatory Approval of the Product has been obtained in the Fovea Territory, then Dyax shall be obligated to pay Fovea [*****], (2) if the effective date of termination occurs at any time after the Regulatory Approval of the Product has been obtained in the Fovea Territory, then Dyax will be obligated to pay Fovea royalties with respect to Net Sales in the Fovea Territory and the Dyax Territory calculated pursuant to Section 7.1 at the royalty rates specified in Section 7.1(a)(ii), but, in the case of Net Sales in the Dyax Territory, only if Regulatory Approval of the Product in the Dyax Territory was materially based on data generated in support of Regulatory Approval in the Fovea Territory, and (3) if and to the extent that any such license includes any sublicense of Third Party intellectual property licensed by Fovea, then (A) such sublicense shall be subject to the terms and conditions of the license between Fovea and such Third Party and (B) Dyax shall be responsible for the payment to such Third Party of any and all fees, payments and royalties due under the license between Fovea and such Third Party as a result of the practice by Dyax and its Related Parties and the Other Related Dyax Licensees of such sublicensed Third Party intellectual property.  Fovea shall execute all documents and take all such further actions as may be reasonably requested by Dyax in order to give effect to the foregoing clauses (i) and (ii).  Notwithstanding anything express or implied in this Section 11.3(c) to the contrary, (x) any sublicense to a Third Party of the rights licensed to Fovea pursuant to this Agreement that is in effect at the time of the effective date of the termination of this Agreement by Fovea in accordance with Sections 11.2(b) or (c) shall survive such termination and shall continue in full force and effect in accordance with the respective terms thereof, provided that the terms of such sublicense permit Dyax to replace Fovea as a party under such sublicense upon any such termination of this Agreement and that such sublicense and its terms conform with all of the requirements therefor set forth in this Agreement, (y) Dyax’s rights under this Section 11.3(c) shall be subject to, limited by, and may not be exercisable by virtue of, the terms of any sublicense that survives, pursuant to the foregoing clause (x), such termination of this Agreement, and (z) no license is granted by Fovea under this Section 11.3(c) to use any compound, molecule, pharmaceutical composition or development or product candidate developed without use of any Dyax Intellectual Property and owned or Controlled by Fovea as an active pharmaceutical ingredient in combination with the Compound unless

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

such combination was the form of the Product being Developed by Fovea pursuant to the Core Development Plan.

Section 11.4                                Survival.  In the event of any expiration or termination of this Agreement, (a) all financial obligations under Article VII owed as of the effective date of such expiration or termination shall remain in effect, (b) all obligations to pay damages in connection with any material breach of this Agreement that has not been cured or otherwise resolved or settled as of the effective date of such expiration or termination shall remain in effect, and (c) the provisions set forth in Article XIII and in Sections 7.4-7.9, 8.1, 8.2, 8.8(a), 9.1, 9.2, 10.1 (last sentence), 10.9 10.10, 10.11, 11.3, 11.4 and 12.3, and all other provisions contained in this Agreement that by their terms survive expiration or termination of this Agreement, shall survive.  In addition, in the event of an expiration of this Agreement (but not in the event of any termination of this Agreement pursuant to Section 11.2), the licenses granted in Sections 3.1 and 3.2 shall survive as perpetual, fully paid-up, non-royalty-bearing licenses, and any co-exclusive or exclusive license in such Sections shall convert to a nonexclusive license.

ARTICLE XII

FINAL DECISION-MAKING; DISPUTE RESOLUTION

Section 12.1                                Referral to Executive Officers.  If for any reason the JSC cannot resolve any matter properly referred to it, either Party may refer the matter to the Executive Officers for resolution.  If after discussing the matter in good faith and attempting to find a mutually satisfactory resolution to the issue, the Executive Officers fail to come to consensus within [*****] after the date on which the matter is referred to the Executive Officers, the provisions of Sections 12.2 and 12.3 shall apply and resolutions reached through such provisions shall be binding on the Parties.

Section 12.2                                Final Decision-Making Authority Allocated to a Single Party.  If the Executive Officers fail to come to consensus on any matter referred to the Executive Officers within the period for resolution set forth in Section 12.1, then

(a)                                  on matters solely relating to the Development, Regulatory Approval, and Commercialization of the Product in the Field in the Fovea Territory, including without limitation the setting of the prices charged by Fovea and its Related Parties for the Product in the Fovea Territory, Fovea shall have the final decision-making authority;

(b)                                 on matters solely relating to the Development, Regulatory Approval and Commercialization of the Product in the Dyax Territory, including without limitation the setting of the prices charged by Dyax and its Related Parties for the Product in the Dyax Territory, or the selection of Global Trademarks, Dyax shall have the final decision-making authority;

(c)                                  on matters relating to the Manufacture of the Product, the Party with the applicable Manufacturing responsibility under this Agreement shall have the final decision-making authority;

(d)                                 on any matter that is reasonably likely to materially and adversely impact (I) the Development, Regulatory Approval or Commercialization of the Product in the Field in the Dyax

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Territory or (II) the Development, Regulatory Approval, Manufacture or Commercialization of products containing the Compound in indications outside the Field or within the Field (to the extent permitted under this Agreement), Dyax shall have the final decision-making authority; provided, that if the Parties maintain their good faith disagreement on whether such matter is reasonably likely to cause or result in any such material and adverse impact, then either Party may refer the matter to arbitration pursuant to Section 12.3 as modified by Exhibit D; and, provided, further, that Dyax shall not exercise its final decision-making authority over any matter under or subject to this Section 12.2(d) to:

(i)                                     require Fovea to perform Development activities (including, without limitation, regulatory activities) that Fovea is not otherwise required to conduct under this Agreement; or

(ii)                                  increase the budgeted Development Costs (including, without limitation, the costs of regulatory activities) set forth in the Core Development Plan for any calendar year, except that, in the case of the Development Costs of the Product for [*****], such Development Costs may exceed the budgeted Development Costs set forth in the Core Development Plan by [*****];

(e)                                  notwithstanding the foregoing provisions of this Section 12.2, (I) neither Party shall have final decision-making authority pursuant to this Section 12.2 with respect to (A) any decision by the JSC to treat any license entered or to be entered into by a Party pursuant to Section 2.8 or Section 2.9 hereof as an In-License and (B) matters (i) over which one or the other of the Parties is expressly allocated final decision-making authority elsewhere in this Agreement, (ii) for which this Agreement expressly provides that a decision shall not be made without the approval or consent of one or both of the Parties, or (iii) relating to a breach or alleged breach of this Agreement by a Party, and (II) neither Party may exercise its final decision-making authority pursuant to this Section 12.2 so as to change, modify or alter any express provision of this Agreement; and

(f)                                    with respect to matters over which neither Party is allocated final-decision making authority (other than matters for which this Agreement expressly provides that a decision shall not be made without the approval or consent of one or both of the Parties), the provisions of Section 12.3 shall apply.

Section 12.3                                Arbitration.  Any dispute arising out of or relating to this Agreement that is not finally resolved through the provisions of Section 12.1 or 12.2, including without limitation the interpretation of this Agreement and any breach or alleged breach of this Agreement, shall be resolved through binding arbitration as follows; provided, that specific matters for which this Agreement expressly provides that a decision shall not be made without the approval or consent of one or both of the Parties shall not be subject to resolution under this Section 12.3:

(a)                                  A Party may submit such dispute to arbitration by notifying the other Party, in writing, of such dispute.  Within [*****] after receipt of such notice, the Parties shall designate in writing a single arbitrator to resolve the dispute; provided, however, that if the Parties cannot agree on an arbitrator within such [*****]period, the arbitrator shall be selected by the Boston, Massachusetts office of the American Arbitration Association (the “AAA”).  The arbitrator shall be a lawyer knowledgeable and experienced in the law concerning the subject matter of the dispute, and shall not be an Affiliate,

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

employee, consultant, officer, director or stockholder of either Party or of a Related Party of either Party or of an Other Related Dyax Licensee.

(b)                                 Within [*****] after the designation of the arbitrator, the arbitrator and the Parties shall meet, at which time the Parties shall be required to set forth in writing all disputed issues and a proposed ruling on the merits of each such issue.

(c)                                  The arbitrator shall set a date for a hearing, which shall be no later than forty-five (45) days after the submission of written proposals pursuant to Section 12.3(b), to discuss each of the issues identified by the Parties.  The Parties shall have the right to be represented by counsel.  Except as provided herein, the arbitration shall be governed by the Commercial Arbitration Rules of the AAA; provided, however, that the Federal Rules of Evidence shall apply with regard to the admissibility of evidence and the arbitration shall be conducted by a single arbitrator.

(d)                                 The arbitrator shall use his or her best efforts to rule on each disputed issue within [*****] after the completion of the hearings described in this Section 12.3.  The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all Parties.  All rulings of the arbitrator shall be in writing and shall be delivered to the Parties.

(e)                                  The (i) attorneys’ fees of the Parties in any arbitration, (ii) fees of the arbitrator and (iii) costs and expenses of the arbitration shall be borne by the Parties as determined by the arbitrator.

(f)                                    Any arbitration pursuant to this Section 12.3 shall be conducted in Boston, Massachusetts.  Any arbitration award may be entered in and enforced by a court in accordance with Section 13.7.

(g)                                 Nothing in this Section 12.3 shall be construed as limiting in any way the right of a Party to seek injunctive relief with respect to any actual or threatened breach of this Agreement from, or to bring an action in aid of arbitration in, a court in accordance with Section 13.7.  Should any Party seek injunctive relief, then for purposes of determining whether to grant such injunctive relief, the dispute underlying the request for such injunctive relief may be heard by a court in accordance with Section 13.7.

(h)                                 The arbitrator shall not award damages excluded pursuant to Section 10.11.

ARTICLE XIII

MISCELLANEOUS

Section 13.1                                Choice of Law.  This Agreement shall be governed by and interpreted under, and any court action in accordance with Section 13.7 shall apply, the laws of the Commonwealth of Massachusetts excluding: (a) its conflicts of laws principles; (b) the United Nations Conventions on Contracts for the International Sale of Goods; (c) the 1974 Convention on the Limitation Period in the International Sale of Goods (the “1974 Convention”); and (d) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Section 13.2                                Notices.  Any notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other shall be in writing and shall be deemed to have been delivered upon personal delivery or (a) four days after deposit in the mail or the business day next following deposit with a reputable overnight courier and (b) in the case of notices provided by facsimile (which notice shall be followed immediately by an additional notice pursuant to clause (a) above if the notice is of a default hereunder), upon completion of transmissions to the addressee’s facsimile number, as follows (or at such other addresses or facsimile numbers as may have been furnished in writing by one of the Parties to the other as provided in this Section 13.2):

If to Dyax:	Dyax Corp.
300 Technology Square
Cambridge, Massachusetts 02139
U.S.A.

[*****]

With a copy to:	Dyax Corp.
300 Technology Square
Cambridge, Massachusetts 02139
U.S.A.

[*****]

And to:	[*****]

[*****]

If to Fovea:	Fovea Pharmaceuticals SA
12 rue Jean-Antoine de Baîf
75013 Paris, France

[*****]

With a copy to:	Fovea Pharmaceuticals SA
12 rue Jean-Antoine de Baîf
75013 Paris, France

[*****]

Section 13.3                                Severability.  If, under applicable law or regulation, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (such invalid or unenforceable provision, a “Severed Clause”), it is mutually agreed that this Agreement shall endure except for the Severed Clause.  The Parties shall

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

consult one another and use their commercially reasonable efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the intent of this Agreement.

Section 13.4                                Captions.  All captions herein are for convenience only and shall not be interpreted as having any substantive meaning.

Section 13.5                                Integration.  This Agreement (together with all Exhibits), the Supply Agreements and the safety data exchange procedures referred to in Section 4.5, constitute the entire agreement between the Parties hereto with respect to the within subject matter and supersedes all previous agreements, whether written or oral, including but not limited to the Research and Option Agreement.  This Agreement may be amended only in writing signed by properly authorized representatives of each of Dyax and Fovea.

Section 13.6                                Independent Contractors; No Agency.  Neither Party shall have any responsibility for the hiring, firing or compensation of the other Party’s employees or for any employee benefits.  No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s written approval.  For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Fovea’s legal relationship under this Agreement to Dyax shall be that of independent contractor.

Section 13.7                                Submission to Jurisdiction.  Each Party (a) submits to the exclusive jurisdiction of the state and federal courts sitting in Boston, Massachusetts, with respect to actions or proceedings arising out of or relating to this Agreement in which a Party brings an action in aid of arbitration, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, other than an action or proceeding seeking injunctive relief or brought to enforce an arbitration ruling issued pursuant to Section 12.3.  Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other Party with respect thereto.  Each Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 13.2.  Nothing in this Section 13.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

Section 13.8                                Assignment; Successors.  Neither Dyax nor Fovea may assign this Agreement in whole or in part, nor any rights hereunder, without the prior written consent of the other Party; provided that (a) either Party may assign this Agreement to an Affiliate, (b) this Agreement may be assigned by Fovea to a Third Party that is not a Product Competitor (defined below) in connection with a sale or transfer of all or substantially all of Fovea’s business or assets to which this Agreement relates, and (c) this Agreement may be assigned by Dyax to a Third Party in connection with a sale or transfer of all or substantially all of Dyax’s business or assets to which this Agreement relates. A “Product Competitor” shall mean any Person (x) that is pursuing clinical Development or Commercialization of a Competing Product for the treatment of any ophthalmic indication in humans in the Fovea Territory if and to the extent that the Product either is in clinical Development pursuant to the Core Development Plan for the

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

treatment of such ophthalmic indication or has received Regulatory Approval and is being Commercialized in the Fovea Territory for the treatment of such ophthalmic indication or (y) that is pursuing clinical Development or Commercialization of a Competing Product for the treatment of any ophthalmic indication in humans in the United States if and to the extent that the Product either is in clinical Development pursuant to the Supplemental Development Plan for the treatment of such ophthalmic indication in the United States or has received Regulatory Approval and is being Commercialized in the United States for the treatment of such ophthalmic indication.  Exhibit F sets forth a list of Third Parties that, as of the Effective Date, meet the definition of Product Competitor.  Exhibit F may be amended from time to time by written notice of Dyax to Fovea to add and/or delete the names of Third Parties that meet or no longer meet, as applicable, the definition of Product Competitor. As a condition to any such assignment otherwise permitted pursuant to the foregoing provisions of this Section 13.8, the assignee shall agree in writing to assume and perform all of the obligations of the assigning Party under this Agreement, and the assigning Party shall remain primarily liable under this Agreement for the prompt and punctual payment and performance of all obligations of the assignee.  Any assignment made other than in accordance with the immediately preceding sentence shall be wholly void and invalid, and the assignee in any such assignment shall acquire no rights whatsoever, and the non-assigning Party shall not recognize, nor shall it be required to recognize, such assignment.  This Section 13.8 limits both the right and the power to assign this Agreement and/or rights under this Agreement.  This Agreement shall be binding upon, and shall inure to the benefit of, all permitted successors and assigns.

Section 13.9                                Execution in Counterparts; Facsimile Signatures.  This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart.  Signatures provided by facsimile transmission shall be deemed to be original signatures.

Section 13.10                          Waiver.  The waiver by either Party hereto of any right hereunder, or of the failure of the other Party to perform, or of a breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise

Section 13.11                          Performance by Affiliates.  To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations

Section 13.12                          Force Majeure.  Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in performing any obligation under this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party.  The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

Section 13.13                          Further Assurances.  Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

IN WITNESS WHEREOF, Dyax and Fovea have caused this Agreement to be duly executed by their authorized representatives under seal, effective as of the date first above written.

DYAX CORP.

By:	/s/ Gustav Christensen
Name: Gustav Christensen
Title: EVP & CBO

FOVEA PHARMACEUTICALS SA

By:	/s/ Bernard Gilly
Name: Bernard Gilly
Title: Chairman & Chief Operating Officer

* Confidential Treatment Requested.  Omitted portions filed with the Commission.

EXHIBIT A

Amino Acid Sequence of DX-88

[*****]

[*****]

[*****]

[*****]

A-1

EXHIBIT B

Development Plan

[*****]

B-1

EXHIBIT C-1

Existing Dyax Patent Rights

MATTER	SERIAL	PATENT	PUBL	TITLE	STATUS	ISSUE
10280-096AT1	95909223.0	E 275 583	739355	KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096BE1	95909223.0	0739355		KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096CA1	2180950	2180950		KALLIKREIN-INHIBITING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	3 /29/2005
10280-096CH1	95909223.0	0739355		KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096DE1	95909223.0	69533472.7		KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096DK1	95909223.0	0739355	739355	KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096EP1	95909223.0	0739355	EP0739355	KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096EP2	04019920.0		EP1484339	KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	PUBLISHED
10280-096ES1	95909223.0	0739355		KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096FR1	95909223.0	0739355		KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096GB1	95909223.0	0739355		KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096GR1	95909223.0	0739355		KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096HK2	05104679.5		1071899A	KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	PUBLISHED

MATTER	SERIAL	PATENT	PUBL	TITLE	STATUS	ISSUE
10280-096IE1	95909223.0	0739355		KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096IT1	95909223.0	0739355	WO95/21601	KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096JP1	7-518726	3805785	9511131	KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	5 /19/2006
[*****]	[*****]	[*****]		[*****]	[*****]	[*****]
10280-096LU1	95909223.0	0739355		KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096MC1	95909223.0	0739355		KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096NL1	95909223.0	0739355		KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096PT1	95909223.0	0739355	739355	KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096SE1	95909223.0	0739355		KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	9 /8 /2004
10280-096US1	08/676,125	5,795,865		KALLIKREIN-INHIBITING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	8 /18/1998
10280-096001	08/208,264	6,057,287		KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	5 /2 /2000
10280-096002	09/421,097	6,333,402		KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEROF	ISSUED	12/25/2001
[*****]	[*****]			[*****]	[*****]
10280-096004	09/136,012	5,994,125		KALLIKREIN-INHIBITING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	ISSUED	11/30/1999
10280-096005	11/365,438		US 2006-	KALLIKREIN-BINDING “KUNITZ	PUBLISHED

MATTER	SERIAL	PATENT	PUBL	TITLE	STATUS	ISSUE
			0264603 A1	DOMAIN” PROTEINS AND ANALOGUES THEREOF
10280-096WO1	PCT/US95/00299		WO95/21601	KALLIKREIN-BINDING “KUNITZ DOMAIN” PROTEINS AND ANALOGUES THEREOF	PUBLISHED
10280-094003	11/323,261	7,276,480	US 2007-0249807 A1	PREVENTION AND REDUCTION OF BLOOD LOSS	ISSUED	10/2 /2007
[*****]	[*****]			[*****]	[*****]
10280-143001	11/716,278		US 2007-0213275 A1	FORMULATIONS FOR ECALLANTIDE	PUBLISHED
10280-143WO1	PCT/US07/63703		WO2007106746 A2	FORMULATIONS FOR ECALLANTIDE	PUBLISHED

EXHIBIT C-2

Fovea —Assigned Dyax Patent Rights

[*****]	[*****]	[*****]	[*****]
[*****]	[*****]		[*****]	[*****]
[*****]	[*****]		[*****]	[*****]
[*****]	[*****]		[*****]	[*****]

EXHIBIT C-3

[*****] Patent Rights

[*****]

EXHIBIT D

Arbitration Procedures for Certain Collaboration Governance Issues

1.  General.  In the event that the JSC is unable to reach consensus on a decision-making matter other than (a) a matter with respect to which one of the Parties is expressly allocated decision-making authority in this Agreement or (b) a matter for which this Agreement expressly provides that a decision shall not be made without the approval or consent of one or both of the Parties, the decision shall be made through binding arbitration in accordance with the provisions of Article XII as modified by this Exhibit D.

2.  Designation of Arbitrator.  In the event of any dispute subject to this Exhibit D, the Parties shall designate an arbitrator in accordance with Section 12.3(a); provided that (a) the Parties shall make such designation (or referral to the AAA) within [*****] and (b) the arbitrator shall be a former pharmaceutical or biotechnology industry executive with experience in the subject matter of the dispute.

3.  Exchange of Proposed Resolutions; Advocacy.  Within [*****] after the designation of the arbitrator, the Parties shall exchange their proposed resolutions of the dispute together with a brief or other written memorandum supporting the merits of their final proposed resolutions.  The arbitrator and the Parties shall then meet within [*****], at which time each Party shall have one hour to argue in support of its final proposed resolution.  The provisions of the foregoing sentence may be modified at the discretion of the arbitrator.  The Parties shall not call any witnesses in support of their arguments unless the arbitrator otherwise determines in his or her discretion.

4.  Selection of Proposed Resolution.  The arbitrator shall select as the binding resolution the proposed resolution that reflects the more commercially reasonable resolution consistent with the goals and obligations of the Parties set forth in the Agreement within [*****] (or such longer period of time as the arbitrator determines in his or her discretion) after the meeting with the arbitrator referred to in the immediately preceding paragraph.

D-1

EXHIBIT E

Dyax Supply Agreement Terms

1.             The provisions set forth in this Exhibit E shall apply to the obligation of Dyax to supply API Bulk Drug Substance to Fovea for use in the Manufacture and supply by Fovea of Finished Product for commercial sale in the Fovea Territory by Fovea and its Related Parties and for commercial sale in the Dyax Territory by Dyax and its Related Parties.

2.             Dyax and Fovea shall mutually agree upon the specifications, including the necessary documentation, certificates of analysis and test results, for the API Bulk Drug Substance to be supplied under the Dyax Supply Agreement (the “Specifications”).  Fovea shall use the API Bulk Drug Substance supplied by Dyax solely for such purposes permitted under this Agreement and shall not transfer any such API Bulk Drug Substance to any Third Party for any other purpose.

3.             Unless agreed otherwise in writing by the Parties or as otherwise set forth in the Dyax Supply Agreement, [*****] before the commencement of each calendar quarter, Fovea will give to Dyax a forecast of Fovea’s estimated quarterly requirements of API Bulk Drug Substance for the [*****] commencing with such calendar quarter.  Such forecast will include quantity and unit requirements for API Bulk Drug Substance on a country-by-country basis.  [*****] of Fovea’s forecasted requirements of API Bulk Drug Substance during the [*****] of such forecast, and [*****] of Fovea’s forecasted requirements of API Bulk Drug Substance during the [*****] of such forecast, shall be considered binding.  Fovea’s forecasted requirements of API Bulk Drug Substance during the last four quarters of such forecast will be non-binding. Fovea will provide Dyax with binding purchase orders for API Bulk Drug Substance at least [*****] in advance of the delivery date for such API Bulk Drug Substance.  The Parties agree that they will revisit the provisions of this paragraph 3 at the time of the negotiation of the Dyax Supply Agreement to ensure that they are appropriate considering the interests of both Parties.

4.             In the event of a shortage of supply of API Bulk Drug Substance, Dyax shall promptly notify Fovea and, unless otherwise agreed by the Parties, (a) prior to such time as Dyax (whether directly or through a Related Party) and Fovea (whether directly or through a Related Party) shall have each been selling Product for a period of [*****], available supply shall be allocated between the respective Parties on a pro-rata basis based on good faith forecasts of requirements and (b) once Dyax (whether directly or through a Related Party) and Fovea (whether directly or through a Related Party) shall have been selling Product for a period [*****], available supply shall be allocated between the respective Parties on a pro-rata basis based on quantities purchased during the prior [*****].  In addition, Dyax will use Diligent Efforts to resolve all failure to supply issues as promptly as possible in consultation with Fovea.

5.             Dyax agrees that all API Bulk Drug Substance supplied to Fovea will, at the time of delivery to Fovea, have been Manufactured in accordance with the Specifications.

6.             In addition to more detailed terms regarding the matters specified above in this Exhibit E, the Dyax Supply Agreement shall contain other customary supply agreement provisions.

E-1

EXHIBIT F

Product Competitors

[*****]

F-1

EXHIBIT G

[*****] Payments

[*****]

[*****]

[*****]

[*****]

[*****]

[*****]

[*****]

[*****]

[*****]

G-1

EXHIBIT H

Non-European Union Countries within the Fovea Territory

Russia

Turkey

Switzerland

H-1